UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2 )

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☒	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to Rule 14a-12

NEUTRAL TANDEM, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Preliminary Proxy Statement Subject to Completion

550 West Adams Street, Suite 900

Chicago, Illinois 60661

                    , 2013

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Neutral Tandem, Inc. d/b/a Inteliquent (“Inteliquent” or the “Company”) to be held on                 , 2013 at              central time in the Huron Room at the UBS Tower located at One North Wacker Drive, Chicago, Illinois 60606.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement. The notice of annual meeting of stockholders, proxy statement and proxy are being mailed to stockholders on or about                     , 2013.

Clinton Magnolia Master Fund, Ltd. has notified us of its intention to run an opposing slate of six separate candidates against our Board’s nominees for directors. Clinton Magnolia Master Fund, Ltd. might send you materials in an effort to solicit your vote for its Board nominees.

Our Board unanimously recommends that you vote for the election of the Board’s seven nominees and urges you to NOT RETURN any proxy card sent to you by Clinton Magnolia Master Fund, Ltd. As discussed more fully in “Proposal No. 1: Election of Directors” in this proxy statement, our Board believes that its seven nominees understand our business and have deep and broad expertise and experience in the realms that we believe are critical to our future success, including the telecommunications industry and high technology.

Even if you have previously signed a proxy card sent by Clinton Magnolia Master Fund, Ltd., you have the right to change your vote by using the enclosed WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. We recommend that you disregard any proxy card sent to you by Clinton Magnolia Master Fund, Ltd. or any person other than Inteliquent.

Your vote is particularly important to all Inteliquent stockholders because of the possible nomination by Clinton Magnolia Master Fund, Ltd. of a separate slate of nominees. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible by following the instructions on the enclosed WHITE proxy card or WHITE voting instruction card. Voting by proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Our Board unanimously recommends that you vote for the election of the Board’s seven nominees listed on the enclosed WHITE proxy card.

Thank you for your ongoing support of and continued interest in Inteliquent. If you have any questions concerning voting, please call our proxy solicitor, Georgeson Inc., at (866) 821-2550.

Sincerely,

G. Edward Evans

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of Neutral Tandem, Inc. d/b/a Inteliquent (“Inteliquent” or the “Company”) will be held on                 , 2013 at              central time in the Huron Room at the UBS Tower located at One North Wacker Drive, Chicago, Illinois 60606:

1.	To elect seven directors to our Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013;

3.

To consider an advisory and non-binding “say on pay” vote regarding executive compensation, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in this proxy statement; and

4.	To consider a proposed amendment to our amended and restated certificate of incorporation in order to change the name of the Company to “Inteliquent, Inc.”

5.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote “FOR” each of its nominees to the Board of Directors, “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in this proxy statement, and “FOR” the amendment of our amended and restated certificate of incorporation to change our name to “Inteliquent, Inc.”

Stockholders of record at the close of business on                 , 2013 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Your vote at the annual meeting is particularly important to all Inteliquent stockholders because of the possible nomination by Clinton Magnolia Master Fund, Ltd. of a separate slate of nominees. Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed WHITE proxy card or WHITE voting instruction card.

OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY CLINTON MAGNOLIA MASTER FUND, LTD. If you have previously signed a proxy card sent to you by Clinton Magnolia Master Fund, Ltd., you can revoke that earlier proxy and vote for the Board of Directors’ nominees and on the other matters to be voted on at the annual meeting by signing, dating and returning the enclosed WHITE proxy card. You may also vote over the Internet using the Internet address on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders. Registration will begin at              central time on                 , 2013. You may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of the voting instruction card or a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and our related 2012 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

By Order of the Board of Directors,

Richard L. Monto, General Counsel, Senior Vice President and Corporate Secretary

Chicago, Illinois

                     , 2013

IMPORTANT

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY CLINTON MAGNOLIA MASTER FUND, LTD. Whether or not you plan to attend the annual meeting and regardless of the number of shares you own, we urge you to vote promptly FOR the seven nominees of our Board.

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor at:

Georgeson Inc.

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Call Toll-Free (866) 821-2550

2013 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS

Proxy Materials

Why am I receiving this proxy statement?

The Board of Directors (the “Board” or the “Board of Directors”) of Neutral Tandem, Inc. d/b/a Inteliquent (“Inteliquent” or the “Company”) has made this proxy statement available to you in connection with our 2013 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on                 , 2013, the record date, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Clinton Magnolia Master Fund, Ltd. has notified us of its intention to run an opposing slate of six separate candidates against our Board’s nominees for directors. Clinton Magnolia Master Fund, Ltd. might send you materials in an effort to solicit your vote for its Board nominees.

Our Board unanimously recommends that you vote for the election of the Board’s seven nominees and urges you to NOT RETURN any proxy card sent to you by Clinton Magnolia Master Fund, Ltd. As discussed more fully in “Proposal No. 1: Election of Directors” in this proxy statement, our Board believes that its seven nominees understand our business and have deep and broad expertise and experience in the realms that we believe are critical to our future success, including the telecommunications industry and high technology.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers for 2012 and other required information.

Will I receive a copy of Inteliquent’s annual report?

A copy of our 2012 Annual Report on Form 10-K and a letter from G. Edward Evans, our Chief Executive Officer, are enclosed.

You may request another free copy of our Annual Report on Form 10-K for the year ended December 31, 2012 from:

Neutral Tandem, Inc.

d/b/a Inteliquent

Attn: Chief Financial Officer

550 West Adams Street, Suite 900

Chicago, Illinois 60661

(312) 384-8000

Alternatively, you can access our 2012 Annual Report on Form 10-K at www.proxyvote.com. We will also furnish any exhibit to the 2012 Annual Report on Form 10-K if specifically requested.

Voting Information

What will I be voting on?

•	Election of directors (see page 9).

•	Ratification of the independent registered public accounting firm (see page 16).

•	An advisory vote to approve named executive officer compensation (see page 17).

•	An amendment to our amended and restated certificate of incorporation to change the Company’s name to “Inteliquent, Inc.” (see page 18).

Who is soliciting my vote?

Giving us your proxy means that you authorize the proxy holders identified on the WHITE proxy card—G. Edward Evans and David Zwick—to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other proposals on the WHITE proxy card or abstain from voting. If you sign and return the enclosed WHITE proxy card but do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of our Board. If any other matters are properly presented at the annual meeting for consideration, the persons named as proxies in the enclosed WHITE proxy card will vote as recommended by our Board or, if no recommendation is given, in their own discretion. Moreover, our Board reserves the right to adjourn or postpone the 2013 annual meeting for failure to obtain a quorum, for legitimate scheduling purposes or based on other circumstances that, in our Board’s belief, would cause such adjournments or postponements to be in the best interests of all of our stockholders.

How many directors can I vote for?

Our Board currently consists of seven directors. Stockholders can vote for up to seven nominees.

How does the Board recommend that I vote?

Our Board unanimously recommends you vote “FOR” each of the Board’s seven nominees to the Board, “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 year, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in this proxy statement and “FOR” the amendment of our amended and restated certificate of incorporation in order to change the name of the Company to “Inteliquent, Inc.” Clinton Magnolia Master Fund, Ltd. has notified us of its intention to run an opposing slate of six separate candidates against our Board’s nominees for directors. You may receive proxy solicitation materials from Clinton Magnolia Master Fund, Ltd. OUR BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY CLINTON MAGNOLIA MASTER FUND, LTD.

What should I do if I receive a proxy card from Clinton Magnolia Master Fund, Ltd.?

Clinton Magnolia Master Fund, Ltd. has provided notice that it intends to nominate its own slate of six separate candidates for election as directors at the annual meeting and solicit proxies for use at the annual meeting to vote in favor of its own slate. You may receive proxy solicitation materials from Clinton Magnolia Master Fund, Ltd., including an opposition proxy statement and proxy card. OUR BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY CLINTON MAGNOLIA MASTER FUND, LTD. Even if you have previously signed a proxy card sent by Clinton Magnolia Master Fund, Ltd., you have the right to change your vote by following the instructions on the WHITE proxy card to vote by telephone or by Internet or by signing, dating and mailing the enclosed WHITE proxy card. Only the latest dated proxy card you submit will be counted. We recommend that you disregard any proxy card sent to you by Clinton Magnolia Master Fund, Ltd. or any person other than Inteliquent.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting, by proxy without attending the annual meeting or by Internet, telephone or mail. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voting instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet if such services are offered by your bank, broker or other record holder.

Your shares will be voted as you indicate. If you return the WHITE proxy card but you do not indicate your voting preferences, then the individuals named on the WHITE proxy card will vote your shares “FOR” each of the seven directors nominated by the Board of Directors, “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in this proxy statement and “FOR” the approval of the amendment of our amended and restated certificate of incorporation in order to change the name of the Company to “Inteliquent, Inc.” Our Board and management do not currently intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the WHITE proxy card confer upon the individuals named on the WHITE proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

As the annual meeting date approaches, certain stockholders may receive a telephone call from a representative of Georgeson Inc. if their votes have not yet been received.

Can I change or revoke my vote?

Yes. To change your vote, simply sign, date and return the enclosed WHITE proxy card, or vote by telephone or via the Internet in accordance with the instructions in the WHITE proxy card. We urge you to revoke any proxy card you may have returned to Clinton Magnolia Master Fund, Ltd. by voting FOR the Board’s director nominees and as our Board recommends on the other matters described in this proxy statement. Only your latest dated proxy will count at the annual meeting.

How many votes do I have?

You will have one vote for every share of our common stock that you owned on                 , 2013.

How many shares are entitled to vote?

There were              shares of our common stock outstanding as of the record date and entitled to vote at the meeting. Each share is entitled to one vote.

How many shares must be present to hold the meeting?

Under our amended and restated by-laws, holders of a majority of the outstanding shares of capital stock entitled to vote must be present, in person or by proxy, to hold the annual meeting.

How many votes are needed for the proposals to pass?

•

The seven nominees for director who receive the highest number of votes at the annual meeting in person or by proxy will be elected. If the shares you own are held in “street name” by a bank, broker or other record holder, your bank, broker or other record holder is required to vote your shares according to your instructions.

•	The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the ratification of the appointment of the independent registered public accounting firm.

•

The affirmative vote of a majority of the shares present in person or by proxy is required for advisory approval of the Company’s executive compensation. The vote is advisory and non-binding in nature but our Compensation Committee will carefully consider the outcome of the vote when making future decisions regarding executive compensation arrangements.

•	The affirmative vote of a majority of the Company’s outstanding common stock is required for approval of the amendment to our amended and restated certificate of incorporation.

What if I vote “withhold” or “abstain”?

In the election of directors (proposal one), you may vote “FOR” all or some of the nominees or you may vote to “WITHHOLD” with respect to one or more of the nominees. A vote to “WITHHOLD” on the election of directors will not be considered to be a vote for or against a nominee.

For the other items of business (proposals two, three and four), you may vote “FOR,” “AGAINST” or “ABSTAIN.” A vote to “ABSTAIN” on the other items of business will have the same effect of a vote “AGAINST.” If you vote “ABSTAIN,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

It will NOT help the Board if you sign and return proxies sent by Clinton Magnolia Master Fund, Ltd. and vote AGAINST or withhold on their directors. That may in fact cancel any previous vote you cast. The only way to support the Board’s nominees is to vote FOR the Board’s nominees on the WHITE proxy card.

Is cumulative voting permitted for the election of directors?

No.

Are dissenters’ rights applicable to the matters being voted upon?

No.

What if I don’t return my proxy card and don’t attend the annual meeting?

If you are a holder of record and you don’t vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you don’t give specific voting instructions to your bank, broker or other record holder, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The election of directors (proposal one), the advisory vote to approve named executive officer compensation (proposal three) and the amendment to our amended and restated certificate of incorporation (proposal four) are “non-discretionary” items. If you do not instruct your bank, broker or other record holder how to vote with respect to these items, your bank, broker or other record holder may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, broker or other record holder that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. “Broker non-votes” will be included in determining the presence of a quorum at the annual meeting, but will not be counted for purposes of voting on “non-discretionary” items.

If Clinton Magnolia Master Fund, Ltd. provides proxy materials in opposition to our Board to your bank, broker or other record holder to forward to you on its behalf, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm (proposal two) will be considered a “non-discretionary” item. On the other hand, in the absence of the provision by Clinton Magnolia Master Fund, Ltd. of proxy materials in opposition to our Board to your bank, broker or other record holder to forward to you on its behalf, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm (proposal two) will be considered a “discretionary” item under the applicable stock exchange rules and your bank, broker or other record holder will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for our Board to substitute another person for a nominee, the individuals named on the WHITE proxy card will vote your shares for that other person.

May I vote confidentially?

Subject to the exceptions provided below, our policy is to treat all stockholder meeting proxies, ballots and voting tabulations of a stockholder confidentially, if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the annual meeting, except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) if there is a proxy solicitation in opposition to our Board, based upon an opposition proxy statement filed with the Securities and Exchange Commission (the “SEC”). Because of Clinton Magnolia Master Fund, Ltd.’s planned proxy solicitation, our confidential voting policy will not apply this year unless Clinton Magnolia Master Fund, Ltd. withdraws its nominees. The independent election inspectors may at any time inform us whether or not a stockholder has voted.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple WHITE proxy cards or WHITE voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate WHITE voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one WHITE proxy card. Please vote your shares applicable to each WHITE proxy card and WHITE voting instruction card that you receive.

As previously noted, Clinton Magnolia Master Fund, Ltd. has provided notice that it intends to nominate its own slate of six separate candidates for election as directors at the annual meeting and solicit proxies for use at the annual meeting to vote in favor of their own slate. As a result, you may receive proxy cards from both Clinton Magnolia Master Fund, Ltd. and Inteliquent.

OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY CLINTON MAGNOLIA MASTER FUND, LTD. Even if you have previously signed a proxy card sent by Clinton Magnolia Master Fund, Ltd., you have the right to change your vote by re-voting by telephone or by Internet or by signing, dating and returning the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. We recommend that you disregard any proxy card sent to you by Clinton Magnolia Master Fund, Ltd.

What is the potential effect of Clinton Magnolia Master Fund, Ltd.’s nomination on the “change in control” provisions in our equity incentive plans?

Under certain awards made pursuant to our 2007 Equity Incentive Plan, a “change in control” is deemed to occur if, during any period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board and any new directors whose election by Inteliquent’s stockholders was approved by at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute a majority thereof. If four or more of Clinton Magnolia Master Fund, Ltd.’s six nominees are elected at the 2013 annual meeting, the “change in control” definition in our 2007 Equity Incentive Plan would be triggered.

The 2007 Equity Incentive Plan further provides, among other things, that if there is a change in control and a participant is terminated other than for cause from being a director, officer or employee of, or from performing other services for, the Company or a subsidiary within one year after such change in control:

•	all of the participant’s options shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination; and

•	all restrictions on shares of restricted stock granted to such participant shall lapse.

In addition, our Compensation Committee has granted certain options that become fully vested and exercisable automatically upon a change in control, as well as certain shares of restricted stock whose restrictions lapse automatically upon a change in control. See Appendix A “Effect of Change in Control on Accelerated Vesting of Certain Equity Awards” for further information.

What is the potential effect of Clinton Magnolia Master Fund, Ltd.’s nomination on our regulatory authorizations and ongoing operations?

Under past rulings and guidance from the Federal Communications Commission (the “FCC”), we believe that the election of four or more of Clinton Magnolia Master Fund, Ltd.’s nominees likely does not constitute a “substantial” transfer of control of the international and interstate communications services authorizations held by us. As such, only a post transfer notice of a pro forma change in control would be required. However, as such determinations are highly fact-specific, it is impossible to state with certainty that the FCC would not consider the election of four or more of Clinton Magnolia Master Fund, Ltd.’s nominees to be a substantial change in control, in which case filing an application for prior approval of the transfer would be required. Likewise, although we believe it is unlikely that the election of Clinton Magnolia Master Fund, Ltd.’s nominees would constitute a transfer of control of various authorizations to provide intrastate communications services held by our subsidiaries, it is impossible to state with certainty that such a transfer would not in some cases require prior approval by state regulatory agencies. If control of the company were transferred without making required regulatory filings and obtaining required agency approvals, we could be subject to fines and/or other sanctions under federal and state communications laws, although it is impossible to predict either the probability that such sanctions may be imposed or the potential amount of liability, as such determinations are highly fact-specific and there are few, if any, factually similar events in this industry to use for comparison.

In addition, our Credit Agreement dated as of March 5, 2013 with Bank of Montreal, as Administrative Agent, which we refer to as our Credit Agreement, contains customary covenants requiring us, among other matters, to maintain all rights, licenses, permits, and privileges material to the conduct of our business. An Event of Default under our Credit Agreement would occur if, among other matters, we failed to maintain all rights, licenses, permits, and privileges material to the conduct of our business. An Event of Default under our Credit Agreement would permit the Administrative Agent, among other matters, to terminate our $15 million of borrowing capacity, although we could seek to replace that borrowing capacity with alternative financing sources.

Furthermore, certain of our U.S. commercial agreements contain provisions requiring us to comply applicable laws, rules and regulations. If control of the company is transferred without making the required regulatory filings and obtaining required agency approvals, a third party could claim that we are in breach of these agreements. Our contracts with customers however do not contain volume commitments, are not exclusive, and can often be terminated or modified in ways that are not favorable to us.

Where can I find the voting results of the annual meeting?

We intend to announce the preliminary voting results at the annual meeting and publish the final results on a Form 8-K within four business days of the annual meeting.

How may I view a list of Inteliquent’s stockholders?

A list of stockholders entitled to attend and vote at the 2013 annual meeting will be available for viewing during normal business hours during the ten days preceding the date of the 2013 annual meeting at our offices located at:

550 West Adams Street, Suite 900

Chicago, Illinois 60661

The list will be available for viewing also at the 2013 annual meeting. You must be a stockholder of Inteliquent and present valid identification to view the list.

What is the cost of soliciting proxies for the annual meeting? Who will bear the cost of soliciting proxies for the annual meeting?

Inteliquent will bear the costs of soliciting this proxy. We estimate that expenditures relating to soliciting proxies (other than salaries and wages of officers and employees) will be approximately $550,000, of which approximately $200,000 has been incurred as of the date of this proxy statement. We will conduct the solicitation by mail, personally, telephonically, through the Internet or by facsimile through its officers, directors and employees identified on Appendix A, none of whom will receive additional compensation for assisting with the solicitation. We may also solicit stockholders through press releases issued by us, advertisements in periodicals and postings on our website. We have also retained Georgeson Inc. to assist in the solicitation of proxies, for a fee estimated to be approximately $200,000 plus out-of-pocket expenses. In addition, we have agreed to indemnify Georgeson Inc. against certain liabilities arising out of or in connection with the engagement. Georgeson Inc. has advised us that approximately 25 of its employees will be involved in the proxy solicitation by Georgeson Inc. on behalf of us.

Stock Ownership Information

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Inteliquent stockholders hold their shares through a bank, broker or other record holder rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, to vote in person at the meeting, or to vote by Internet, telephone or mail. We have enclosed a WHITE proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your bank, broker or other record holder. As the beneficial owner, you have the right to direct your bank, broker or other record holder how to vote and you also are invited to attend the annual meeting. Your bank, broker or other record holder has enclosed or provided voting instructions for you to use in directing the bank, broker or other record holder how to vote your shares.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the bank, broker or other record holder that holds your shares, giving you the right to vote the shares at the meeting.

What if I have questions for Inteliquent’s transfer agent?

Please contact Computershare at (800) 962-4284 or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

By Mail:

Computershare Investor Services

P.O. Box 43078

Providence, RI 02940-3078

By Overnight Delivery:

Computershare Investor Services

250 Royall Street

Canton, MA 02021

Whom should I call if I have questions about the annual meeting or need assistance in voting my shares?

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor at:

Georgeson Inc.

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Call Toll-Free (866) 821-2550

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

Our Board of Directors has nominated seven nominees for election to our Board of Directors this year. Mr. Hynes has served on our Board of Directors since our founding in 2001. Messrs. Ingeneri and Wren have served on our Board of Directors since 2006. Mr. Evans has served on our Board of Directors since 2008. Messrs. Greenberg and Samples have served on our Board of Directors since 2011. Mr. Beatty has served on our Board of Directors since April 2013. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting or until his successor is elected and qualified or until his earlier death, resignation or removal. There are no family relationships among our executive officers and directors.

If you sign your WHITE proxy card or WHITE voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the seven persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your WHITE proxy card or WHITE voting instruction card.

The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

Each of the nominees has consented to being named as a nominee in this proxy statement and, if elected, to serve as a member of our Board. In the event that any nominee should become unavailable or a vacancy on the Board is otherwise created, however, the proxy holders, G. Edward Evans and David Zwick, will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board or leave the place vacant to be filed at a later time.

We have received notice from Clinton Magnolia Master Fund, Ltd. of its intent to nominate a separate slate of six separate candidates for election to the Board of Directors at the annual meeting. As of the date of this proxy statement, Clinton Magnolia Master Fund, Ltd. has completed a preliminary filing of a proxy statement with the SEC with respect to the annual meeting, and it is possible that Clinton Magnolia Master Fund, Ltd. will prepare and mail proxy materials to solicit your vote in favor of the alternate nominees. As discussed more fully below, our Nominating and Corporate Governance Committee has decided not to recommend to our Board that the individuals named in Clinton Magnolia Master Fund, Ltd.’s notice be nominated by our Board.

Our Nominating and Governance Committee is responsible for evaluating candidates for membership on our Board and recommending a proposed slate of nominees for consideration by the full Board. In determining to recommend the nomination of current directors, our Nominating and Governance Committee considered the qualifications of the candidates proposed to be nominated by Clinton Magnolia Master Fund, Ltd. Our Board understands our business and has deep and broad expertise and experience in the realms that we believe are critical to our future success, including the telecommunications industry and high technology. Our Board has also added three new independent and qualified directors and a new Chief Financial Officer in the last two years, and has conducted an extensive evaluation of our business. Our Board concluded that the nomination of the current directors whose terms expire at the annual meeting is in Inteliquent’s best interests and that the current directors will continue to fairly and objectively consider the interests of Inteliquent and all of our stockholders in determining our future direction.

Background on the Possible Contested Solicitation

On April 18, 2011, we entered into a letter agreement with Spotlight Advisors, LLC, George Allen and Clinton Group, Inc. on behalf of themselves and their respective affiliated funds, persons and entities. Pursuant to the letter agreement, we subsequently added two new independent directors (Messrs. Greenberg and Samples) to our Board, converted our then-existing $50.0 million discretionary stock repurchase program into a modified “Dutch Auction” tender offer and formed a Capital Allocation Committee responsible for considering issues regarding our capital structure and capital allocation. The stockholders party to the letter agreement agreed to withdraw their previously submitted notice of intent to nominate candidates to stand for election to our Board at our 2011 annual meeting and to not engage in certain proxy solicitation-related activities through January 26, 2012.

On January 27, 2012, Clinton Group, Inc.’s external counsel sent a letter to Mr. Monto, our General Counsel, Secretary and Senior Vice President of External Affairs, which included a request for a copy of a written questionnaire and written representation and agreement, which are required to be delivered to Inteliquent in connection with any stockholder nomination of persons for election to our Board. On January 31, 2012, Inteliquent provided Clinton Group, Inc. with the requested materials. On February 22, 2012, Clinton Magnolia Master Fund, Ltd. delivered a notice to Inteliquent indicating its intent to make certain proposals and to nominate four alternative candidates to stand for election to our Board at our 2012 annual meeting, along with completed nominee questionnaires and other materials required to be delivered to Inteliquent in connection with stockholder nominations. On April 3, 2012, Clinton Magnolia Master Fund, Ltd. formally requested, among other things, a list of Inteliquent’s stockholders setting forth the name and address of each stockholder. On April 11, 2012, we provided Clinton Magnolia Master Fund, Ltd. with its requested materials. Following discussions between representatives of Inteliquent and Clinton Magnolia Master Fund, Ltd., a representative of Clinton Group, Inc. sent a letter to Mr. Evans, our Chief Executive Officer, on April 27, 2012 indicating that Clinton Magnolia Master Fund, Ltd. would not go forward with its planned proxy contest with respect to our 2012 annual meeting.

On January 18, 2013, Clinton Group, Inc.’s external counsel again sent a letter to Mr. Monto requesting a copy of the written questionnaire and written representation and agreement required to be delivered to Inteliquent in connection with any stockholder nomination of persons for election to our Board. On January 23, 2013, Inteliquent provided Clinton Group, Inc. with the requested materials.

On January 30, 2013, a representative of Clinton Group, Inc. sent a letter to Mr. Hynes, the Chairman of our Board. In the letter, Clinton Group, Inc. stated its belief that Inteliquent was undervalued in the stock market and that our Board should be replaced. On January 31, 2013, Clinton Group, Inc. filed a Schedule 13D publicly disclosing its letter to Mr. Hynes and its beneficial ownership of approximately 5.2% of Inteliquent’s common stock.

On February 13, 2013, Clinton Magnolia Master Fund, Ltd. delivered and publicly disclosed a notice to Inteliquent indicating its intent to nominate six alternative candidates to stand for election to our Board at our 2013 annual meeting, along with completed nominee questionnaires and other materials required to be delivered to Inteliquent in connection with stockholder nominations.

On February 28, 2013, Mr. Evans contacted and spoke with representatives of Clinton Group, Inc. to discuss the topics raised in the January 30, 2013 letter, Clinton Magnolia Master Fund, Ltd.’s February 13, 2013 nomination package and whether there was an opportunity to compromise and settle the potential proxy contest. The representatives of Clinton Group, Inc. outlined the proposed terms of a possible settlement of the potential proxy contest, including the number of dissident nominees that they would require to be recommended by or appointed to our Board and the required resignations of certain current directors. Mr. Evans shared the representatives’ views with our Board. Following its consideration of Clinton Group, Inc.’s proposed settlement terms, our Board reiterated its belief that our current directors have deep and broad of expertise and experience in the realms that it believes is important to our future success. Per our Board’s instructions,

Mr. Evans informed the representatives of Clinton Group, Inc. that their proposed settlement terms were not acceptable.

On April 8, 2013, we filed our preliminary proxy statement with the SEC. On April 12, 2013, Clinton Magnolia Master Fund, Ltd. filed its preliminary proxy statement with the SEC.

Clinton Magnolia Master Fund, Ltd., a dissident stockholder, has notified us of its intention to run an opposing slate of six separate candidates against our Board’s nominees for directors. Clinton Magnolia Master Fund, Ltd. might send you soliciting materials in an effort to solicit your vote for their nominees to our Board. The Board urges you to NOT RETURN any proxy card sent to you by Clinton Magnolia Master Fund, Ltd.

Our Board recommends a vote “FOR” the election to the Board of Directors of each of the following seven nominees.

Vote Required

The seven persons receiving the highest number of “FOR” votes represented by shares of our common stock present in person or represented by proxy at the annual meeting will be elected.

Nominees for Election

James P. Hynes Director since 2001 Age 65

Mr. Hynes co-founded Inteliquent in 2001, and served as Chief Executive Officer until February 2006, after which he became Executive Chairman. In December 2006, Mr. Hynes stepped down as Executive Chairman and assumed the title of Chairman of the Board, a position he holds today. Active in the industry for over 30 years, Mr. Hynes personally directed the establishment of COLT Telecommunications in Europe as their first CEO in 1992. As Chairman of the Board, he led COLT’s initial public offering in 1996. Mr. Hynes established MetroRED Telecom in South America and Mexico, as well as KVH Telecom in Tokyo. Concurrent with taking on these operating roles, he was Group Managing Director at Fidelity Capital for ten years. His career has included senior positions with Chase Manhattan, Continental Corporation, Bache & Co. and New York Telephone. Mr. Hynes is Chairman of the Board of Trustees of Iona College and is also on the North American Board of the SMURFIT Graduate School of Business, University College Dublin in Ireland.

Mr. Hynes is our longest-serving director and was our first Chief Executive Officer. As one of our co-founders, Mr. Hynes is intimately familiar with our corporate culture and history. In addition, Mr. Hynes has 30-plus years of experience in the telecommunications industry and has served in leadership roles at a number of major telecommunications organizations. His experience is invaluable to our Board’s deliberations with respect to our strategic vision and the high technology aspects of our services. The Board is well served by Mr. Hynes’ strong skills in finance, management and strategic planning.

G. Edward Evans Director Since 2008 Age 52

Mr. Evans has served as a Director since November 2008 and as our Chief Executive Officer since April 2011. Prior to joining us as our Chief Executive Officer, Mr. Evans served as the Chairman of the Board and Chief Executive Officer of Stelera Wireless, a leader in deploying broadband services to rural markets throughout the United States. Prior to Stelera Wireless, Mr. Evans served as the Chairman of the Board and Chief Executive Officer of Syniverse Holdings, Inc. Mr. Evans was elected Syniverse’s Chairman in February 2005 after having served as a director since February 2002. Mr. Evans served as the Chief Executive Officer of Syniverse from February 2002 until January 2006. Mr. Evans remained Chairman of the Board of Syniverse until January 2007. From January 1997 to January 2002, Mr. Evans held various executive positions with Dobson Communications Corporation, first as President of its cellular subsidiaries and then as President and Chief Operating Officer of the organization. Today, Mr. Evans serves on the boards of Solix, Carolina West Wireless, and the Network Reliability and Interoperability Commission, an advisory committee to the FCC.

Mr. Evans has a wealth of experience in financial matters, which enables him to provide our Board with expert advice on a wide range of issues related to our capital structure. From his tenure with Syniverse, Mr. Evans also has a wealth of experience related to the provision of services over transport facilities. This will enable him to provide our Board with expert advice as the Company explores providing hosted services on its global IP-based network. As our new Chief Executive Officer, Mr. Evans provides the Board with valuable insight into our day-to-day operations and achievements. Mr. Evans also serves as a knowledgeable liaison between our Board and our senior management team.

Rian J. Wren Director since 2006 Age 56

Mr. Wren has served as a Director since he joined us in February 2006. Mr. Wren served as Chief Executive Officer from February 2006 until April 2011 and as our President from February 2006 until November 2010. Prior to joining us, Mr. Wren was Senior Vice President and General Manager of Telephony for Comcast Cable from November 1999 to August 2005. Mr. Wren joined Comcast in 1999 and was named CEO of Broadnet, Comcast’s international wireless company located in Brussels, Belgium in 2000. After returning to the United States, he served as the Senior Vice President and General Manager of Telephony for Comcast Cable Division. Prior to joining Comcast, Mr. Wren held several senior management positions at AT&T from 1978 to 1999, including President of the Southwest Region, and worked in the Consumer, Business, Network Services, and Network Systems Manufacturing divisions for more than 20 years. Mr. Wren holds a B.S. degree in Electrical Engineering from the New Jersey Institute of Technology and an M.S. in Management from Stanford University, which he attended as a Sloan Fellow.

As our recently retired Chief Executive Officer, Mr. Wren brings tremendous institutional knowledge to our Board. Mr. Wren’s intimate familiarity with our Company’s greatest challenges and opportunities will continue to serve our Board well as it reflects on our strategic direction and evaluates operational achievements. Further, our Board’s oversight of management benefits immensely from Mr. Wren’s impressive experience as a member of senior management of three major telecommunications companies. In addition to Mr. Wren’s managerial background, our Board values Mr. Wren’s insight regarding the high technology aspects of our business, stemming from his background in electrical engineering.

Lawrence M. Ingeneri Director since 2006 Age 54

Mr. Ingeneri has served as a Director since October 2006. Mr. Ingeneri is currently the Chief Financial Officer of mindSHIFT Technologies, Inc., an IT managed services provider which he joined in October 2003 and which was acquired in December 2011 by Best Buy, Inc. (NYSE: BBY). Prior to that time, Mr. Ingeneri was employed by COLT Telecom Group plc, or COLT, a European telecommunications services company from July 1996 to December 2002. Mr. Ingeneri was the Chief Financial Officer of COLT from July 1996 to June 2002 and a member of the Board of Directors of COLT from June 2001 to June 2002. Mr. Ingeneri previously served as a director of mindSHIFT Technologies, Inc.

Our Board benefits immensely from Mr. Ingeneri’s experience as chief financial officer for two distinguished high technology companies. Mr. Ingeneri’s many years of executive experience in our industry and related skills in corporate finance enables him to provide valuable perspective on general strategic and financial matters. Due to his executive and directorial service for a European telecommunications firm, Mr. Ingeneri is able to deliver important insights regarding international telecommunications issues at a critical juncture in our Company’s global expansion.

Timothy A. Samples Director Since 2011 Age 55

Mr. Samples has served as a Director since 2011. Since 2003, he has been a Principal at Sapience LLC, where he performs consulting work. From 2001 to 2002, Mr. Samples served as Chief Executive Officer, President and Chairman of the Board of Management for Completel N.V., a Dutch registered competitive local exchange carrier. From 2000 to 2001, Mr. Samples served as Chief Executive Officer and President of Firstmark Communications, a Pan-European broadband company with operations in seven Western European countries. From 1997 to 2000, Mr. Samples was the Chief Executive Officer of One2One, a GSM service operator created through a joint venture between MediaOne group and Cable & Wireless. From 1996 to 1997, Mr. Samples was responsible for the US domestic wireless business for US West Mediaone group, including their investments in PCS Primeco. From 1995 to 1996, Mr. Samples served as Vice President and General Manager for US West Cellular/Airtouch in Phoenix, Arizona. Prior to 1995, Mr. Samples held various management, sales and marketing positions with US West/MediaOne Group. Mr. Samples has previously served on the boards of directors of Syniverse, Pac-West, Focal, Genesys and Kabira Technologies. Mr. Samples holds a Bachelor’s degree in Psychology from the University of Toledo.

Mr. Samples provides independent guidance to our Board on a wide variety of telecommunications matters. Mr. Samples draws on over 25 years of management and leadership experience in the telecommunications industry when advising our Board on key strategic decisions. Our Board particularly values Mr. Samples’ experience and insight regarding the international aspects of our business, stemming from his background in managing overseas telecommunications companies.

Edward M. Greenberg Director Since 2011 Age 61

Mr. Greenberg has served as a Director since 2011. Mr. Greenberg is currently a partner at RIME Communications Capital (“RIME Communications”), an investment partnership focusing on the telecommunications, media and Internet sectors, and chairman of Broadway Near You. Mr. Greenberg founded RIME Communications in 2008 and Broadway Near You in 2010. Prior to RIME Communications, Mr. Greenberg served in various roles at Morgan Stanley, which he joined in 1985. These roles included serving as a global telecommunications strategist and senior investment banker from 1998 to 2007, and as head of Morgan Stanley’s global telecommunications and media research team from 1994 to 1998. Prior to Morgan Stanley, Mr. Greenberg worked at Sanford C. Bernstein in investment research. Mr. Greenberg began his career as a regulator, working at the Federal Communications Commission and the National Telecommunications and Information Agency. Mr. Greenberg served as a director of Teleglobe from 2002 to 2005, and graduated from the University of Wisconsin in 1972.

Mr. Greenberg provides independent guidance to our Board on a wide variety of telecommunications matters based on his extensive experience in investing in telecommunications, media and Internet companies. Mr. Greenberg’s strong background in finance and knowledge of the challenges and opportunities in telecommunications industry provide our Board with key expertise in financial matters and valuable insight regarding strategic opportunities.

Joseph A. Beatty Director Since 2013 Age 49

Mr. Beatty has served as a Director since April 2013. Mr. Beatty has served as President and Chief Executive Officer of Telular Corporation (NASDAQ: WRLS) since 2008. Mr. Beatty also serves as a member of the board of directors of Telular Corporation. Mr. Beatty intends to step down from his responsibilities with Telular Corporation on May 2, 2013. Prior to serving as its President and Chief Executive Officer, Mr. Beatty served as Telular Corporation’s Executive Vice President (beginning in April 2007) and Chief Financial Officer and Secretary (beginning in May 2007). From June 2003 until June 2006, Mr. Beatty was President and Chief Executive Officer of Concourse Communications Group, a privately held developer and operator of distributed antenna systems and airport wi-fi networks. In June 2006, Concourse was sold to Boingo Wireless. From March 2001 until June 2003, Mr. Beatty worked with private equity firm Cardinal Growth L.P. on various acquisition projects and also acted as part-time Interim Chief Financial Officer for Novaxess B.V., a privately held telecom services provider based in the Netherlands. From November 1996 until February 2001, Mr. Beatty was a co-founder and the Chief Financial Officer of Focal Communications Corporation, a publicly held telecom services provider. Earlier in his career, Mr. Beatty was a securities analyst and also held numerous technical management positions for a local telecom services provider. Mr. Beatty is a former Chairman and continues to serve on the board of trustees of Edward Health Services Corporation, a not-for-profit healthcare provider located in Naperville, Illinois. He is also a director of EHSC Cayman Segregated Portfolio, its captive insurance subsidiary, domiciled in the Cayman Islands. Mr. Beatty earned a bachelor’s degree in electrical engineering from the University of Illinois and an MBA from the University of Chicago’s Booth School of Business. He is also a Chartered Financial Analyst.

Mr. Beatty provides independent guidance to our Board on a wide variety of telecommunications matters based on his extensive management and leadership experience in the telecommunications industry. Mr. Beatty’s strong background in finance and impressive experience as a member of senior management for a number of telecommunications companies provide our Board with key expertise in financial matters and valuable insight regarding strategic opportunities.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2013. During 2012, Deloitte & Touche LLP served as our independent registered public accounting firm and also provided certain tax and other audit related services. See “Principal Accountant Fees and Services” on page 61. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for year 2013. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered public accounting firm.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for year 2013 requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting.

Proposal No. 3: Advisory Vote to Approve Named Executive Officer Compensation

The Company’s executive compensation policies and decisions are intended to:

•	implement compensation packages that are competitive with comparable organizations and allow us to attract and retain the best possible executive talent;

•	relate annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives;

•	appropriately balance the mix of cash and non-cash short and long-term compensation;

•	encourage integrity in business dealings through the discretionary portion of our compensation package; and

•	align executives’ incentives with long-term stockholder value creation.

To implement these principles, the Compensation Committee, which is responsible for approving and administering the compensation program for executive officers and certain senior employees, including our named executive officers, maintains compensation plans that tie a substantial portion of executives’ overall compensation to key qualitative strategic goals such as the development of our network, the establishment and maintenance of key strategic relationships, merger and acquisition activity, new product development, regulatory activity and the growth of our customer base as well as our financial and operational performance, as measured by metrics such as revenue, customer growth, customer retention and markets launched. As our executives assume greater responsibility, a larger portion of their total compensation is expected to be “at risk” and thus subject to corporate and individual performance.

At our 2011 and 2012 annual meetings of stockholders, a substantial majority of the votes cast on the advisory vote to approve named executive officer compensation were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of our approach to executive compensation.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the information under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our Board recommends a vote “FOR” the approval, on an advisory basis, of the following resolution:

RESOLVED: That the stockholders of Neutral Tandem, Inc. approve the compensation of the named executive officers as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in Neutral Tandem, Inc.’s 2013 Proxy Statement.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy is required for advisory approval of the Company’s executive compensation. The vote is advisory and non-binding in nature but our Compensation Committee will carefully consider the outcome of the vote when making future decisions regarding executive compensation arrangements.

Proposal No. 4: Proposed Amendment to the Amended and Restated Certificate of

Incorporation Changing the Company’s Name to “Inteliquent, Inc.”

We seek stockholder approval to amend our amended and restated certificate of incorporation to change our name from Neutral Tandem, Inc. to Inteliquent, Inc. On February 7, 2012, we announced the formal rebranding of our Company from “Neutral Tandem” to “Inteliquent.” Since such date, we have done business under the “Inteliquent” name and shares of our common stock have traded under the stock symbol “IQNT” on The NASDAQ Global Market. We have found that the “Inteliquent” name signifies a commitment to both our customers and our investors to deliver on our strategic vision and aligns well with our positioning as a company that provides intelligent solutions to complex problems in the industry. For these reasons, our Board is proposing to formalize our rebranding by changing our existing name to one that evokes important qualities that are critical to our success now and in the future: Inteliquent, Inc.

If the amendment is adopted by stockholders, we will accomplish the name change by filing an amendment to our amended and restated Certificate of Incorporation on or after                 , 2013.

Proposed Amendment

The full text of Article One of our amended and restated certificate of incorporation, as proposed to be amended, is as follows:

ARTICLE ONE

NAME

The name of the Corporation is Inteliquent, Inc. (the “Corporation”).

Our Board recommends a vote “FOR” the amendment of our amended and restated certificate of incorporation to change our name to Inteliquent, Inc.

Vote Required

The affirmative vote of a majority of the Company’s outstanding common stock is required for approval of the amendment to our amended and restated certificate of incorporation.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our amended and restated certificate of incorporation provides that our Board shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Until Peter Barris’ term on our Board expired on May 23, 2012, our Board consisted of eight directors. From May 23, 2012 until Robert C. Hawk informed our Board of his decision to resign from the Board effective September 12, 2012 to devote more time to other interests, our Board consisted of seven directors. On April 4, 2013, our Board appointed Mr. Beatty as a member of our Board. Our Board currently consists of seven members.

Any additional directorships resulting from an increase in the number of directors may be filled by the directors then in office. The term of office for each director will be until his successor is elected and qualified or until his earlier death, resignation or removal. Elections for directors will be held annually.

Criteria considered by the Nominating and Corporate Governance Committee in the nomination of directors include:

•	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

•	the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of our business;

•	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively;

•

the individual’s ability to devote sufficient time to carry out his or her responsibilities as director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves; and

•	the differences of viewpoint, professional experience, education, skill and other qualities or attributes that each nominee possesses that contribute to board heterogeneity and diversity.

For a description of each of the Board’s nominee’s skills and experiences, refer to “Proposal No. 1: Election of Directors” above.

Our Board met 23 times in 2012. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2012, all of the directors attended 75% or more of the meetings of the Board and the committees on which they then served. All of our directors then serving on our Board attended our 2012 annual meeting of stockholders. Directors are encouraged to attend the annual meeting of stockholders.

Board Leadership Structure. The Chairman of the Board and our Chief Executive Officer are separate positions and are filled by different individuals. The Chairman, Mr. Hynes, is a co-founder of our Company, was previously our Chief Executive Officer until February 2006 and has been active in the industry for over 30 years. The Chief Executive Officer is responsible for setting our strategic direction and overseeing our day-to-day performance. The Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for the Board meetings. The Board believes that its current leadership structure is appropriate at this time. In particular, the structure capitalizes on Mr. Hynes’ extensive experience in the telecommunications industry, while retaining separation of the Chairman of the Board and Chief Executive Officer leadership roles to enhance the Board’s independence from management.

Board Independence. The Board has determined that each of the directors, with the exception of Mr. Wren and Mr. Evans, qualifies as “independent” as independence is defined by Rule 5605(a)(2) of the Nasdaq Stock Market LLC (“Nasdaq”) marketplace rules. The Board has not adopted categorical standards in making its determination of independence and instead relies on standards set forth in the Nasdaq marketplace rules.

Communication with the Board of Directors

You may communicate with the Board by directing communications to the Corporate Secretary and should prominently indicate on the outside of the envelope that the communication is intended for the Board or for individual directors. In accordance with instructions from the Board, the Chief Financial Officer will review all communications, will organize the communications for review by the Board and will promptly forward communications (other than communications unrelated to the our operations, such as advertisements, mass mailings, solicitations and job inquiries) to the Board or individual directors.

In addition, the Audit Committee of our Board has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls, and auditing matters. Concerns may be reported through our Compliance Hotline at 1-(888) 291-6431, or through a confidential web form, available at http://ir.inteliquent.com/contactBoard.cfm. Concerns may be submitted anonymously and confidentially.

Board Committees

We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee consists of three persons. All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are “independent” as independence is defined by Rule 5605(a)(2) of the Nasdaq marketplace rules. All members of the Audit Committee are “independent” as defined by the rules of the SEC. In addition, from time to time, our Board may form special committees and provide additional compensation to directors for their service to our Board on such committees.

Audit Committee. The Audit Committee is comprised of Messrs. Ingeneri (Chairman), Samples and Greenberg, who are each considered “independent” under the heightened independence standard required for audit committee members under the Nasdaq marketplace rules and the rules of the SEC. The Audit Committee is responsible for reviewing our risk assessment and risk management policies, and meets with management and auditors to discuss significant risks to our Company and the steps being taken to reduce such risks. The Audit Committee also oversees our accounting, financial reporting and control processes and the audits of our financial statements, including: the preparation, presentation and integrity of our financial statements; our compliance with legal and regulatory requirements; our independent auditor’s qualifications and independence; and the performance of our independent auditor. Our Audit Committee, among other things, has sole responsibility to retain and terminate our independent auditor, pre-approves all audit and non-audit services performed by our independent auditor and the fees and terms of each engagement and reviews our quarterly and annual audited financial statements and related public disclosures, earnings press releases and other financial information provided to analysts or rating agencies.

Each member of the Audit Committee has the ability to read and understand fundamental financial statements. Our Board has determined that Lawrence M. Ingeneri meets the requirements for an “audit committee financial expert” as defined by the rules of the SEC.

The charter of the Audit Committee is available in the Investor Relations section of our website at www.inteliquent.com.

Compensation Committee. The Compensation Committee is comprised of Messrs. Samples (Chairman), Greenberg and Ingeneri. Mr. Barris served as a member of the Compensation Committee until his term on the Board expired on May 23, 2012, at which time Mr. Samples was appointed to replace Mr. Barris on the Compensation Committee. Mr. Hawk served as Chairman of the Compensation Committee until his resignation from the Board on September 12, 2012, at which time Mr. Ingeneri was appointed to replace Mr. Hawk on the Compensation Committee and Mr. Samples was appointed as the Compensation Committee’s Chairman. The Compensation Committee oversees the administration of our benefit plans, reviews and administers compensation arrangements for executive officers and directors and establishes and reviews general policies relating to the compensation and benefits of our officers, employees and directors. Our executive officers make recommendations regarding executive compensation to the Compensation Committee, but do not participate in the Compensation Committee’s decisions on executive compensation. Our human resources department supports the Compensation Committee in the administration of the benefit plans and compensation arrangements.

The charter of the Compensation Committee allows the Compensation Committee to engage compensation consultants as it deems appropriate. During 2012, the Compensation Committee did not rely on an external compensation consultant to determine or recommend the amount or form of executive or director compensation. In 2013, we have retained Towers Watson, Momentum Strategic Advisors and Pearl Meyer & Partners as independent compensation consultants to assist us in evaluating and updating certain aspects of our equity compensation practices and conducting a competitive review of long-term incentive compensation for our named executive officers in order to strengthen our performance-based compensation programs. See “Compensation Discussion and Analysis—Overview of Compensation Methodology” below.

The charter of the Compensation Committee is available in the Investor Relations section of our website at www.inteliquent.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Messrs. Greenberg (Chairman), Ingeneri and Samples. Mr. Barris served as a member of the Nominating and Corporate Governance Committee until his term on the Board expired on May 23, 2012, at which time Mr. Ingeneri was appointed to replace Mr. Barris on the Nominating and Corporate Governance Committee. Mr. Hawk served as Chairman of the Nominating and Corporate Governance Committee until his resignation from the Board on September 12, 2012, at which time Mr. Greenberg was appointed to replace Mr. Hawk on the Nominating and Corporate Governance Committee and was appointed as the Nominating and Corporate Governance Committee’s Chairman. The Nominating and Corporate Governance Committee’s responsibilities include identifying and recommending to the Board appropriate director nominee candidates and providing oversight with respect to corporate governance matters.

The policy of the Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Other Matters—Stockholder Proposals and Director Nominations.” The Nominating and Corporate Governance Committee will consider all nominees for election as our directors, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. In evaluating candidates, the Nominating and Corporate Governance Committee considers the differences of viewpoint, professional experience, education, skill and other qualities or attributes that each nominee possesses to contribute to Board heterogeneity and diversity. The Nominating and Corporate Governance Committee also considers each nominee’s independence, judgment, strength of character, reputation in the business community, ethics, integrity, business or other relevant experience, skills and industry knowledge, among other criteria listed under “Board of Directors and Corporate Governance—Board Composition” above. The Nominating and Corporate Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating and Corporate Governance Committee will select qualified candidates and review its recommendations with the Board.

We have not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

Our Board has adopted Corporate Governance Guidelines that, along with our amended and restated certificate of incorporation, our amended and restated by-laws and the charters of the Board committees, provide the framework for the governance of our Company. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available in the Investor Relations section of our website at www.inteliquent.com.

The charter of the Nominating and Corporate Governance Committee is available in the Investor Relations section of our website at www.inteliquent.com.

The following table shows the membership of each committee during 2012 and the number of meetings held by each committee in 2012:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Rian J. Wren
James P. Hynes
Peter Barris(1)		Member	Member
Robert C. Hawk(2)		Chairman	Chairman
Lawrence M. Ingeneri(1)	Chairman*	Member*	Member*
G. Edward Evans
Edward M. Greenberg(2)	Member*	Member*	Chairman*
Timothy A. Samples(1)(2)	Member*	Chairman*	Member*
Number of Meetings in 2012	6	4	1

*	Asterisk denotes current committee member.
(1)

Mr. Barris’ term on the Board and service on the Compensation Committee and the Nominating and Corporate Governance Committee expired on May 23, 2012. Upon Mr. Barris’ departure on May 23, 2012, Mr. Samples joined the Compensation Committee and Mr. Ingeneri joined the Nominating and Corporate Governance Committee.

(2)

Mr. Hawk resigned from the Board effective September 12, 2012. Upon Mr. Hawk’s departure on September 12, 2012, Mr. Samples became Chairman of the Compensation Committee, Mr. Ingeneri joined the Compensation Committee and Mr. Greenberg joined the Nominating and Corporate Governance Committee as Chairman.

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee has served as an officer or employee of the Company. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. See “Certain Relationships and Related Transactions” below for a description of our policy concerning transactions with related persons.

Code of Ethics

We have adopted a code of ethics for senior financial employees that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer and other employees. The code of ethics is available in the Investor Relations section of our website at www.inteliquent.com and is available in print to any stockholder who requests it. If we waive any material provision of our code of ethics or substantively change the code, we will disclose that fact on our website within four business days of the waiver or substantive change.

The Board’s Role in Risk Oversight

The Board’s role in the risk oversight process includes receiving regular updates and reports from members of senior management on areas of material risk to our Company, including operational, financial, regulatory, strategic and reputational risks. The full Board or, if appropriate, one of its committees receives these updates and reports from the senior managers responsible for the oversight of particular risks within our Company. These updates and reports enable the Board to understand and implement our risk identification, risk management and risk mitigation strategies.

EXECUTIVE OFFICERS

Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified.

G. Edward Evans Chief Executive Officer Age 52	For biographical information for G. Edward Evans, see “Proposal No. 1: Election of Directors” above.

David Zwick Chief Financial Officer and Executive Vice President Age 43

Mr. Zwick joined us in 2011 and has served as our Chief Financial Officer and Executive Vice President since October 2012. From 2011 to October 2012, Mr. Zwick served as our Senior Vice President of Business Development. As our Senior Vice President of Business Development, Mr. Zwick was responsible for our corporate strategy, mergers and acquisitions, business development and strategic alliances. From 1998 until 2011, Mr. Zwick was a senior investment banker in the Global Communications & Media group at Lehman Brothers and Barclays Capital. Mr. Zwick holds a B.A. in Finance (with honors) from the University of Illinois and an M.B.A. from Northwestern University’s J.L. Kellogg School of Management, and is a Certified Public Accountant.

Richard Monto General Counsel, Secretary and Senior Vice President, External Affairs Age 48

Mr. Monto joined us in 2007, and has served as our General Counsel and Corporate Secretary since February 2008. Mr. Monto has 15 years of diversified telecommunications experience. From 2001 to 2005, Mr. Monto held senior positions, including Chief Legal Officer, with Universal Access Global Holdings Inc. From 1995 and 2000, Mr. Monto held various legal positions with MCI Telecommunications. Prior to MCI, Mr. Monto practiced for several years at private law firms, including the law firm of Sonnenschein, Nath and Rosenthal. Mr. Monto holds a B.A. degree from the University of Michigan in Russian and Eastern European Studies and a J.D. from the Boston University School of Law.

David Lopez Senior Vice President of Global Sales—Voice Services Age 48

Mr. Lopez joined us in 2003 and has served as our Senior Vice President of Global Sales—Voice Services since November 5, 2012. From November 2011 to November 2012, Mr. Lopez served as our President of the Americas. From 2003 to November 2011, Mr. Lopez served as our Senior Vice President of Sales. As our Senior Vice President, Mr. Lopez oversees the management of our voice sales. Mr. Lopez brings a wealth of sales management experience and has more than 25 years of experience in the telecommunications industry. He has been with us since our inception and has secured agreements with nearly every national wireless carrier and over 100 other competitive carriers and service providers. Previously, Mr. Lopez provided sales management for Focal Communications Corporation, a telecommunications company, from 1997 to 2003. From 1992 to 1997, Mr. Lopez held national account positions at Centel and Sprint with responsibility for local service, Centrex, and PBX equipment to Fortune 500 companies. Mr. Lopez holds a B.S. in Marketing from Illinois State University.

John Harrington Senior Vice President, Litigation, Regulatory and Human Resources Age 44

Mr. Harrington joined us in 2011 and has served as a Senior Vice President since that time. Mr. Harrington is responsible for all of our litigation and regulatory advocacy. From 1997 to 2011, Mr. Harrington practiced at the law firm of Jenner & Block LLP. From 2003 to 2011, Mr. Harrington served as a partner in Jenner & Block LLP’s litigation department. Mr. Harrington also served as a co-chair of the Jenner & Block LLP’s communications practice and served as our primary outside litigation and regulatory counsel. Mr. Harrington holds a B.A. degree from Northwestern University and a J.D., magna cum laude, from Indiana University’s Maurer School of Law.

COMMON STOCK OWNERSHIP

Beneficial Ownership Table

The following table provides information concerning beneficial ownership of our common stock as of April 2, 2013 by:

•	each of our directors;

•	each of our named executive officers;

•	each person known by us to beneficially own 5% or more of our outstanding common stock; and

•	all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 32,387,247 shares of common stock outstanding as of April 2, 2013. Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 2, 2013 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Certain equity awards granted to certain officers listed in this table may vest on an accelerated basis depending upon the outcome of this election. For more information about such possible accelerated vesting, please see Appendix A. Except as otherwise set forth below, the street address of each beneficial owner is c/o Neutral Tandem, Inc. d/b/a Inteliquent, 550 West Adams Street, Suite 900, Chicago, Illinois 60661.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage
Holders of more than 5% of our voting securities
BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	3,297,268	10.2%
Clinton Group, Inc.(2) 9 West 57th Street, 26th Floor New York, NY 10019	1,720,657	5.3%

Directors and named executive officers
G. Edward Evans(3)	367,023	1.1%
Edward M. Greenberg(4)	11,680	*
James P. Hynes(5)	793,275	2.4%
Timothy A. Samples(6)	21,680	*
Lawrence M. Ingeneri(7)	75,155	*
Rian J. Wren(8)	570,956	1.8%
Joseph A. Beatty	—	—
David Zwick(9)	207,358	*
Robert M. Junkroski(10)	385,767	1.2%
David Lopez(11)	165,987	*
Surendra Saboo(12)	678,222	2.1%
John Harrington(13)	106,483	*
Richard Monto(14)	318,258	1.0%
All directors and executive officers as a group (11 persons)	2,639,328	8.1%

*	Under 1.0%
(1)

According to a Schedule 13G/A filed with the SEC on January 11, 2013 by BlackRock, Inc. and affiliated entities (“BlackRock”), as of December 31, 2012, BlackRock is the beneficial owner of 3,297,268 shares, as to which it has sole voting power and sole dispositive power. The following affiliates of BlackRock, Inc. are included in the filing: BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock Asset Management Ireland Limited. BlackRock’s address is 40 East 52nd Street, New York, NY 10022.

(2)

According to a Schedule 13D/A filed with the SEC on February 13, 2013 by Clinton Spotlight Master Fund, L.P., Clinton Magnolia Master Fund, Ltd., Clinton Relational Opportunity Master Fund, L.P., Clinton Retail Opportunity Partnership, L.P., Clinton Group, Inc. and George E. Hall (collectively, “Clinton”) and Richard Katz, as of February 13, 2013, Clinton had shared voting power and shared dispositive power over 1,718,657 shares and Mr. Katz had sole voting power and sole dispositive power over 2,000 shares.

(3)

Consists of (a) 21,758 shares of common stock owned by Mr. Evans, (b) 100,000 shares of restricted stock owned by Mr. Evans, which will vest on a monthly basis until April 1, 2015, (c) 32,765 shares of restricted stock owned by Mr. Evans, which will vest on an annual basis until March 15, 2017 and (d) 212,500 shares subject to options that are exercisable within 60 days of April 2, 2013.

(4)	Consists of (a) 10,706 shares of common stock owned by Mr. Greenberg and (b) 974 shares of restricted stock owned by Mr. Greenberg, which will vest on a monthly basis until May 26, 2013.
(5)	Consists of (a) 783,885 shares of common stock owned by Mr. Hynes and (b) 9,390 shares of restricted stock owned by Mr. Hynes, which will vest on November 16, 2013.
(6)	Consists of (a) 20,706 shares of common stock owned by Mr. Samples and (b) 974 shares of restricted stock owned by Mr. Samples, which will vest on a monthly basis until May 26, 2013.
(7)	Consists of (a) 65,765 shares of common stock owned by Mr. Ingeneri and (b) 9,390 shares of restricted stock owned by Mr. Ingeneri, which will vest on November 16, 2013.
(8)	Consists of (a) 68,032 shares of common stock owned by Mr. Wren and (b) 502,924 shares subject to options that are exercisable within 60 days of April 2, 2013.
(9)

Consists of (a) 30,452 shares of common stock owned by Mr. Zwick, (b) 45,313 shares of restricted stock owned by Mr. Zwick, which will vest on a monthly basis through August 9, 2015, (c) 35,417 shares of restricted stock owned by Mr. Zwick, which will vest on a monthly basis through January 30, 2016, (d) 75,000 shares of restricted stock, one quarter of which will vest on November 28, 2013 with the remaining shares vesting on a monthly basis over the subsequent 36 months and (e) 21,176 shares of restricted stock owned by Mr. Zwick, which will vest on an annual basis through March 15, 2017.

(10)	Consists of (a) 198,767 shares of common stock owned by Mr. Junkroski and (b) 187,000 shares subject to options that are exercisable within 60 days of April 2, 2013.
(11)

Consists of (a) 25,305 shares of common stock owned by Mr. Lopez , (b) 35,418 shares of restricted stock owned by Mr. Lopez, which will vest on a monthly basis until January 30, 2016, (c) 28,125 shares of restricted stock owned by Mr. Lopez, which will vest on a monthly basis until September 30, 2014, (d) 1,771 shares of restricted stock owned by Mr. Lopez, which will vest on a monthly basis until August 26, 2013, (e) 4,118 shares of restricted stock owned by Mr. Lopez, which will vest on an annual basis through March 15, 2017, and (f) 71,250 shares subject to options that are exercisable within 60 days of April 2, 2013.

(12)	Consists of (a) 267,876 shares of common stock owned by Dr. Saboo and (b) 410,346 shares subject to options that are exercisable within 60 days of April 2, 2013.
(13)

Consists of (a) 31,910 shares of common stock owned by Mr. Harrington, (b) 39,063 shares of restricted stock owned by Mr. Harrington, which will vest on a monthly basis until April 13, 2015, (c) 28,334 shares of restricted stock owned by Mr. Harrington, which will vest on a monthly basis until January 30, 2016, and (d) 7,176 shares of restricted stock owned by Mr. Harrington, which will vest on an annual basis through March 15, 2017.

(14)

Consists of (a) 57,737 shares of common stock owned by Mr. Monto, (b) 28,125 shares of restricted stock owned by Mr. Monto, which will vest on a monthly basis until September 30, 2014, (c) 3,396 shares of restricted stock owned by Mr. Monto, which will vest on a monthly basis until August 26, 2013, (d) 35,418 shares of restricted stock owned by Mr. Monto, which will vest on a monthly basis until January 30, 2016, (e) 7,176 shares of restricted stock owned by Mr. Monto, which will vest on an annual basis through March 15, 2017 and (f) 186,406 shares subject to options that are exercisable within 60 days of April 2, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. These persons and entities are also required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on representations and information provided to us by the persons required to make such filings, we believe that, during 2012, our directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides information regarding the compensation program in place for 2012 for the Company’s Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer, former Chief Operating Officer and President and the three most highly compensated executive officers other than the aforementioned executive officers. For 2012, our named executive officers were:

•	G. Edward Evans, Chief Executive Officer;

•	David Zwick, Chief Financial Officer and Executive Vice President;

•	John Harrington, Senior Vice President of Litigation, Regulatory and Human Resources;

•	David Lopez, Senior Vice President of Global Sales—Voice Services;

•	Richard Monto, General Counsel, Senior Vice President and Corporate Secretary;

•	Robert Junkroski, Former Chief Financial Officer and Executive Vice President; and

•	Surendra Saboo, Former Chief Operating Officer and President.

Effective October 1, 2012, Robert Junkroski stepped down as our Chief Financial Officer and Executive Vice President. Effective upon Mr. Junkroski’s resignation, David Zwick was appointed as our Chief Financial Officer and Executive Vice President. Also effective October 1, 2012, Surendra Saboo stepped down as our President and Chief Operating Officer.

We provide U.S. and international voice telecommunications services using an all-IP network, which enables us to deliver global connectivity for a variety of media, historically including voice, data and video. Over the past several years, we have faced increasing direct competition from other competitive providers of voice services and indirect competition from carriers that directly connect their voice switches. The voice services we provide are highly competitive.

Our company maintains compensation plans that tie a substantial portion of executives’ overall compensation to key qualitative strategic goals such as the development of our network, the establishment and maintenance of key strategic relationships, merger and acquisition activity, new product development, regulatory activity and the growth of our customer base as well as our financial and operational performance, as measured by metrics such as revenue, customer growth, customer retention and markets launched.

We generally compensate our named executive officers through a mix of compensation elements, which primarily include:

•	base salary;

•	annual cash incentive bonuses;

•	long-term incentive plan awards;

•	severance benefits;

•	change in control benefits;

•	perquisites and other compensation; and

•	retirement benefits.

In 2012, we made progress toward our Company’s long-term strategic goals in face of difficult headwinds. Our executive officers adjusted our relationship with one of our largest customers, streamlined our global management team and better positioned our Company in 2013 after a difficult and challenging year for our business. Our Compensation Committee also evaluated these efforts against our performance against our 2012 corporate targets when awarding annual cash bonuses to our executive officers.

This Compensation Discussion and Analysis includes detailed information on how compensation decisions are made, the overall objectives of our compensation program, a description of the various components of compensation that we provide, and additional information pertinent to understanding the compensation of our executive officers.

Compensation Philosophy and Objectives

The material principles underlying our executive compensation policies and decisions are intended to:

•	implement compensation packages that are competitive with comparable organizations and allow us to attract and retain the best possible executive talent;

•	relate annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives;

•	appropriately balance the mix of cash and non-cash short and long-term compensation;

•	encourage integrity in business dealings through the discretionary portion of our compensation package; and

•	align executives’ incentives with long-term stockholder value creation.

To implement these principles, the Compensation Committee, which is responsible for approving and administering the compensation program for executive officers and certain senior employees, including our named executive officers, expects to maintain compensation plans that tie a substantial portion of executives’ overall compensation to key qualitative strategic goals such as the development of our network, the establishment and maintenance of key strategic relationships and the growth of our customer base as well as our financial and operational performance, as measured by metrics such as revenue. As our executives assume greater responsibility, a larger portion of their total compensation is expected to be “at risk” and thus subject to corporate and individual performance.

Overview of Compensation Methodology

Our Compensation Committee informally reviews competitive market compensation practices from time to time by speaking to recruitment agencies and reviewing publicly available information relating to compensation of executive officers at other comparable telecommunications or technology companies. In 2008 and 2009, our Compensation Committee also informally considered competitive market practices by reviewing compensation survey data that we purchased from Radford, a third party compensation consultant, in 2008, relating to compensation of executive officers at other comparable telecommunications or technology companies. The Compensation Committee developed and approved salary compensation for 2009 using data from 2008 Radford Executive Compensation Survey, a nationally recognized executive compensation survey.

In 2009, we retained a compensation consultant, Towers Perrin, to assist us in evaluating and updating certain aspects of our equity compensation practices, advise on the competitiveness of Board compensation, and conduct a competitive review of long-term incentive compensation for our named executive officers. We instructed Towers Perrin to collect long-term incentive plan data and to analyze and compare our current long-term incentive plan design with the plans utilized by the peer group companies developed by Towers Perrin and approved by us. Towers Perrin prepared long-term incentive plan data using data from the 2008 Radford Executive Compensation Survey, a nationally recognized executive compensation survey, reflective of general industry pay levels for companies of similar size, including the 25th, 50th and 75th percentile market data for each of the named executive officers. In selecting the peer group companies, we and Towers Perrin identified publicly traded companies that, in their view, compete with us for talent, have revenue and performance that are generally comparable to us, and are in the communications services industry. We and Towers Perrin also focused on companies that fell under the following broad categories: recent initial public offering, competitive local exchange carrier, tower companies, and telecommunications. The complete list of peer group companies is as follows:

American Tower Corporation	InnerWorkings, Inc.	Switch & Data Facilities Co. Inc.
Cbeyond Inc.	Level 3 Communications Inc.	Syniverse Holdings Inc.
Cogent Communications	Neustar Inc.	Transaction Network Services
Crown Castle International Corp.	Paetec Holding Corp.	Verisign Inc.
FiberNet Telecommunications Group	Rackspace Hosting, Inc.	XO Holdings, Inc.

The Compensation Committee does not seek to set executive compensation at or near any particular percentile, and considers total compensation to be competitive if it is within the band of the 25th to 75th percentiles. Market data is only one of many factors that the Committee considered in the determination of executive compensation levels. Other factors include our historical practices, the officer’s leadership and advancement of our long-term strategy, plans and objectives, individual performance and contribution to our success, budget guidelines and assessment of our financial condition.

In 2013, we have retained Towers Watson, Momentum Strategic Advisors and Pearl Meyer & Partners as compensation consultants to assist us in evaluating and updating certain aspects of our equity compensation practices and conducting a competitive review of long-term incentive compensation for our named executive officers in order to strengthen our performance-based compensation programs. These compensation consultants provided no services to us in 2012. Our Compensation Committee pre-approves all other work unrelated to executive compensation proposed to be provided by such compensation consultants.

Further, we provide our stockholders with the opportunity to cast an annual advisory vote to approve named executive officer compensation (a “say-on-pay proposal”). At our 2011 and 2012 annual meetings of stockholders, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the compensation program described in the Company’s proxy statement for such annual meeting. Our Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation and, as such, did not make significant changes to its approach in 2011 or 2012. Our Compensation Committee will continue to consider the outcome of the stockholders’ votes on say-on-pay proposals, which will be held annually until the next stockholder advisory vote on the frequency of future votes on named executive officer compensation, when evaluating our executive compensation programs and making future compensation decisions for our named executive officers.

Our Compensation Committee reviews and approves all of our compensation policies.

Elements of Compensation

The principal elements of our compensation package are as follows:

•	base salary;

•	annual cash incentive bonuses;

•	long-term incentive plan awards;

•	severance benefits;

•	change in control benefits;

•	perquisites and other compensation; and

•	retirement benefits.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. When establishing base salaries, the Compensation Committee and management considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at their prior employment and the number of well qualified candidates available to assume the individual’s role. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies.

Base salaries of our named executive officers are reviewed at a minimum annually by our Compensation Committee during our performance review, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For a further description of base salaries of our named executive officers, see “—Employment Agreements” below.

Annual Cash Incentive Bonus

We have an annual cash incentive bonus plan for nearly all employees, including our named executive officers. The annual cash incentive bonuses are intended to compensate for the achievement of both our annual financial goals and individual annual performance objectives, outlined below. Amounts payable under the annual cash incentive bonus plan are calculated as a percentage of the applicable officer’s base salary, with higher ranked executive officers being compensated at a higher percentage of base salary. The corporate targets and the individual objectives are given roughly equal weight in the bonus analysis. The corporate targets are the financial metrics contained in the internal business plan adopted by our Board, including revenue targets. EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest expense, net (b) income tax expense and (c) depreciation and amortization. Adjusted EBITDA means EBITDA as further adjusted to eliminate non-cash share-based compensation. For 2010, our corporate targets were revenues of $191.9 million and Adjusted EBITDA of $77.3 million, and we achieved actual revenues of $199.8 million and actual Adjusted EBITDA of $83.1 million. For 2011, our corporate targets were revenues of $268.5 million and Adjusted EBITDA of $93.8 million, and we achieved actual revenues of $268.3 million and actual Adjusted EBITDA of $90.0 million. For 2012, our corporate targets were revenues of $294.8 million and Adjusted EBITDA of $89.4 million, and we achieved actual revenues of $275.8 million and actual Adjusted EBITDA of $59.4 million. Since the components of the corporate targets for 2013 contain highly sensitive data such as targeted revenue and Adjusted EBITDA growth, we do not disclose specific future measures and targets because we believe that such disclosure would result in serious competitive harm and be detrimental to our operating performance. Achievement of the annual internal business plan financial metrics adopted by our Board will result in full credit being given for the corporate targets portion of the annual cash incentive bonus. With respect to 2013 bonuses, our Compensation Committee is currently considering whether to make any changes to the metrics and targets we will use under our annual cash incentive bonus plan.

In addition, if annual internal business plan financial metrics are exceeded by a pre-determined targeted percentage (5% for revenue and 5% for Adjusted EBITDA), or “stretch goal,” the annual cash incentive bonus for our named executive officers may be increased above the target bonus. For example, while the 2013 target bonus for our named executive officers is set at 40% or, in the case of our Chief Executive Officer and Chief Financial Officer, 50% of their annual base salary, for 2013 our Compensation Committee has established a “stretch goal” with specific criteria tied to exceeding the annual internal business plan which could result in an additional cash incentive bonus, as determined by the Compensation Committee, awarded for meeting such “stretch goals.” Individual objectives are necessarily tied to the particular area of expertise of the employee and their performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. Other than for Mr. Lopez (who is compensated based on our financial goals and other individual performance objectives), and for Mr. Junkroski and Dr. Saboo (who stepped down from their respective positions with our Company prior the end of the fiscal year and were ineligible to receive an annual cash incentive bonus), the individual objectives for our named executive officers in 2012 generally included the following primary qualitative and quantitative criteria:

•

Mr. Evans, Chief Executive Officer: qualitative criteria such as recruitment, retention and development of senior management, the strategic positioning of our products and services and the development of new services, management of various regulatory matters and other criteria such as performance against internal business plan financial metrics. For 2012, Mr. Evans’ quantitative objectives were the same as our corporate targets.

•

Mr. Zwick, Chief Financial Officer and Executive Vice President: qualitative criteria such as management of our financial affairs, including our accounting and budgeting functions, mergers and acquisition activity (if any) and other criteria such as performance against internal business plan financial metrics. For 2012, Mr. Zwick’s quantitative objectives were the same as our corporate targets.

•

Mr. Monto, General Counsel, Senior Vice President and Corporate Secretary: qualitative criteria such as management of our legal affairs and external affairs and other criteria such as performance against internal business plan financial metrics. For 2012, Mr. Monto’s quantitative objectives were the same as our corporate targets.

•

Mr. Harrington, Senior Vice President of Regulatory and Litigation: qualitative criteria such as management of our legal affairs and external affairs, management of human resources and other criteria such as performance against internal business plan financial metrics. For 2012, Mr. Harrington’s quantitative objectives were the same as our corporate targets.

Measurement of the above criteria is both quantitative and qualitative. For example, actual performance is compared relative to internal business plan financial metrics to determine if quantitative criteria are met, whereas, qualitative factors are based upon a review of the prior year’s events and the change, if any, in the relative criteria. Successful attainment of both qualitative and quantitative individual objectives combined with successful achievement of the annual internal business plan financial metrics will result in payment of the full annual cash incentive bonus, plus an additional bonus amount awarded at the discretion of the Compensation Committee if the “stretch goal” criteria are met in whole or in part.

The corporate and individual targets under our annual cash incentive bonus program are intended to be challenging yet achievable for the participants, but only if there was a high level of performance by our executive officers. The targets are meant to require substantial efforts by executive officers and their teams toward achieving our strategic goals and cost cutting measures, but at the same time they were intended to be within reach if such significant efforts were made. In addition, achievement of “stretch goal” criteria will be substantially more challenging and therefore less likely to be achieved.

Due to both the quantitative and qualitative nature of named executive officer’s individual objectives, the Compensation Committee exercises discretion in determining whether an objective has been achieved and, if achieved, the amount of the annual cash incentive bonus to be awarded to the named executive officer. In 2010, the Compensation Committee exercised its discretion and awarded cash bonuses in excess of the targeted amounts. As a result, Messrs. Wren and Junkroski and Dr. Saboo each received bonuses that were approximately 57% of their respective base salaries. In 2011, the Compensation Committee determined that our named executive officers achieved their individual objectives and awarded full annual cash incentive bonus amounts. As a result, Messrs. Evans, Junkroski and Harrington and Dr. Saboo each received bonuses that were approximately 40% of their respective base salaries. In 2012, the Compensation Committee determined that our named executive officers achieved their individual qualitative objectives and achieved 94% of the Company’s revenue target and 66% of the Company’s EBITDA target and accordingly awarded partial annual cash incentive bonus amounts. As a result, Messrs. Evans, Zwick, Harrington and Monto each received bonuses that were approximately 32% of their respective base salaries.

Set forth below are the bonus awards for 2010, 2011 and 2012 and the expected target bonus awards for 2013 (each as a percentage of annual base salary) for the named executive officers:

	2010 Bonus as a % of Annual Base Salary		2011 Bonus as a % of Annual Base Salary		2012 Bonus as a % of Annual Base Salary		2013 Target Bonus as a % of Annual Base Salary
Category	Target	Actual	Target	Actual	Target	Actual	Target
G. Edward Evans(1)	—	—	40%	40%	40%	32%	50%
David Zwick(2)	—	—	—	—	40%	32%	50%
John Harrington(3)	—	—	40%	40%	40%	32%	40%
Richard Monto	40%	57%	40%	40%	40%	32%	40%
Robert Junkroski(4)	40%	57%	40%	40%	40%	—	—
Surendra Saboo(5)	40%	57%	40%	40%	40%	—	—

(1)

Mr. Evans became our Chief Executive Officer effective April 1, 2011 and previously was not an employee of our Company. For a description of Mr. Evans’ employment agreement, please refer to “Executive Compensation” below. Mr. Evans’ bonus for 2011 was prorated based upon his effective start date.

(2)

Mr. Zwick became our Chief Financial Officer and Executive Vice President effective October 1, 2012 and previously was not a named executive officer. For a description of Mr. Zwick’s employment agreement, please refer to “Executive Compensation” below. Mr. Zwick’s bonus for 2011 was prorated based upon the August 2011 effective start date of his appointment as our Senior Vice President of Business Development.

(3)

Mr. Harrington became our Senior Vice President of Regulatory and Litigation effective April 13, 2011 and previously was not a named executive officer. For a description of Mr. Harrington’s employment agreement, please refer to “Executive Compensation” below.

(4)	Mr. Junkroski stepped down as our Chief Financial Officer and Executive Vice President effective October 1, 2012.
(5)	Dr. Saboo stepped down as our President and Chief Operating Officer effective October 1, 2012.

David Lopez, our Senior Vice President of Global Sales—Voice Services, is compensated quarterly based upon achievement of certain of our financial goals and individual performance objectives.

The annual cash incentive bonus for the named executive officers, other than Mr. Lopez, is normally paid in a single installment in either the last month of that annual period or the first quarter following that year. Further, unlike our other named executive officers, Mr. Lopez, who manages our sales force, receives his bonus compensation quarterly, which is consistent with the compensation structure of all the members of the sales organization he manages.

Long-Term Incentive Plan Awards

We also seek to foster our long-term performance by compensating executive officers through the use of stock-based awards, such as stock options, restricted stock awards, and other rights to receive compensation based on the value of our stock. We believe that these awards foster retention, reward employees for the growth of our Company, appropriately balance employees’ incentives and are competitive with market practices. Our Compensation Committee has determined that a mix of both stock options and restricted stock awards with time-based vesting schedules is appropriate, principally because stock options only have value if the Company’s stock price increases, while the restricted stock awards have a retention benefit regardless of stock price, and thus are important to help retain the recipient, but the overall value of the award is still based on stock price. The particular size of the grants and mix of stock options and restricted stock awards are determined by the Compensation Committee in its discretion after an overall assessment of all of the factors noted above. We believe that the annual aggregate value of these awards should be set near competitive median levels for comparable companies.

2003 Stock Incentive Plan

On November 24, 2003, before we were a public company, we adopted the 2003 Stock Incentive Plan to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. Until we became a public company, our 2003 Stock Incentive Plan was the principal method for our executive officers to acquire equity interests in us.

The Compensation Committee administers the 2003 Stock Incentive Plan and determines the type and amount of awards to be granted to eligible employees, directors and consultants based upon the principles underlying our executive compensation program. See “—Overview of Compensation Methodology” above. Prior to completing our initial public offering, awards were made under our 2003 Stock Incentive Plan and were generally tied to Compensation Committee meetings. Prior to completing our initial public offering, we adopted our 2007 Equity Incentive Plan discussed below and ceased awarding equity grants under the 2003 Stock Incentive Plan. As of April 2, 2013, there were 235,333 shares reserved for issuance under the 2003 Stock Incentive Plan in respect of awards outstanding under the plan.

Amended and Restated 2007 Equity Incentive Plan

Prior to the completion of our initial public offering, we adopted the Neutral Tandem, Inc. 2007 Equity Incentive Plan. The 2007 Equity Incentive plan provides for grants of stock options, restricted stock, restricted stock units, deferred stock units and other equity-based awards. Our directors, officers and other employees, as well as others performing services for us, are eligible for grants under the plan. Our Compensation Committee approves all awards under the plan. Future decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation will be based on our understanding of market practices of similarly situated companies and negotiations with our executives in connection with their initial or continued employment by us. Other factors, including the amount and percentage of our total equity on a diluted basis held by our executive officers, will also be considered.

The purpose of the 2007 Equity Incentive Plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success. We believe that stock options as well as restricted stock awards granted pursuant to the 2007 Equity Incentive Plan can help to align our executives’ incentives with that of our stockholders and assist in the creation of long-term stockholder value while fostering employee retention. Because our Compensation Committee has the ability to determine certain vesting criteria and, with respect to options, the exercise price, our Compensation Committee may use such equity-based awards to create an appropriate balance of the short and long-term non-cash compensation.

The following is a summary of the material terms of the 2007 Equity Incentive Plan, but does not include all of the provisions of the plan.

Administration. The Compensation Committee administers the 2007 Equity Incentive Plan. Our Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan.

Available Shares. As of April 2, 2013, there were awards for 5,926,428 shares issued under the 2007 Equity Incentive Plan, and 313,155 shares, representing approximately 0.97% of our outstanding common stock, available for issuance under the 2007 Equity Incentive Plan. The number of shares available for issuance under the 2007 Equity Incentive Plan is subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, authorized and unissued or held as treasury shares.

Eligibility. Our directors, officers and employees, as well as other individuals performing services for us, are eligible to receive grants under the 2007 Equity Incentive Plan. However, only employees may receive grants of incentive stock options. In each case, the Compensation Committee will select the actual grantees.

Stock Options. Under the 2007 Equity Incentive Plan, the Compensation Committee or the Board may award grants of incentive stock options conforming to the provisions of Section 422 of the Internal Revenue Code, and other, non-qualified stock options. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 25.0% of the total number of shares authorized under the plan and, if required by the Internal Revenue Code, it may not award incentive options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000, determined at the time of grant.

The exercise price of an option granted under the plan may not be less than 100% of the fair market value of a share of common stock on the date of grant, and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of such fair market value on such date.

Unless the Compensation Committee determines otherwise, the exercise price of any option may be paid in any of the following ways:

•	in cash;

•	by delivery of shares of common stock with a fair market value equal to the exercise price; and/or

•	by simultaneous sale through a broker of shares of common stock acquired upon exercise.

If a participant elects to deliver shares of common stock in payment of any part of an option’s exercise price, the Compensation Committee may in its discretion grant the participant a “reload option.” The reload option entitles its holder to purchase a number of shares of common stock equal to the number so delivered. The reload option may also include, if the Compensation Committee chooses, the right to purchase a number of shares of common stock equal to the number delivered or withheld in satisfaction of any of our withholding requirements in connection with the exercise of the original option. The terms of each reload option will be the same as those of the original exercised option, except that the grant date will be the date of exercise of the original option, and the exercise price will be the fair market value of the common stock on the date of exercise.

The Compensation Committee will determine the term of each option in its discretion. However, the terms of option awards under the 2007 Equity Incentive Plan are generally ten years and no term may exceed ten years from the date of grant or, in the case of an incentive option granted to a person who owns stock constituting more than 10% of the voting power of us, five years from the date of grant. In addition, all options under the 2007 Equity Incentive Plan, whether or not then exercisable, generally cease vesting when a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, us or our subsidiaries.

For example, options generally expire 90 days after the date of cessation of service, so long as the grantee does not compete with us during the 90-day period. In the case of a participant’s retirement, all options that are exercisable shall remain so for up to 90 days after the date of retirement, and all options that were not exercisable will terminate upon the date of retirement. However, in the case of a participant’s death or disability, all options will become fully vested and exercisable and remain so for up to 90 days after the date of death or disability. In each of the foregoing circumstances, the Board or the Compensation Committee may elect to accelerate the vesting of unvested options and further extend the applicable exercise period in its discretion. Upon termination for cause, all options will terminate immediately. If we undergo a change in control and a grantee is terminated from service (other than for cause) within one year thereafter, all options will become fully vested and exercisable and remain so for up to one year after the date of termination. In addition, the Compensation Committee has granted certain equity awards that vest upon a change in control of us, whether or not the grantee is subsequently terminated. On November 28, 2012, we granted option awards in the amounts set forth in the table below. These awards have an exercise price of $2.22 per share, which represents the closing price of our common stock on The NASDAQ Global Market on the date of grant.

Number of Securities Underlying Options (#)
David Zwick	100,000

One quarter of these options will vest on November 28, 2013 (the first anniversary date of the grant) with the remaining three quarters of the options vesting on a monthly basis over the subsequent 36 months.

Restricted Stock. Under the 2007 Equity Incentive Plan, the Compensation Committee may award restricted stock subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. If a participant ceases to be a director, officer or employee of, or to otherwise perform services for, us or our subsidiaries during any period of restriction, all shares of restricted stock on which the restrictions have not lapsed shall be immediately forfeited to us. If, however, the cessation occurs due to death, disability or retirement, all restrictions on shares of restricted stock granted to such participant shall lapse. If we undergo a change in control and a participant is terminated (other than for cause) from being a director, officer or employee of, or otherwise performing services for, us or our subsidiaries within one year after such change in control, all restrictions on shares of restricted stock granted to such participant shall lapse. In addition, the Compensation Committee has the authority to award shares of restricted stock with respect to which all restrictions shall lapse automatically upon a change in control of us, whether or not the participant is subsequently terminated.

In 2012, we granted restricted stock awards to our named executive officers in the amounts set forth in the table below.

	Date of Award	Number of Shares Awarded (#)
John Harrington	02/15/2012	40,000	(1)
Robert Junkroski	02/15/2012	50,000	(2)(3)
David Lopez	02/15/2012	50,000	(1)
Richard Monto	02/15/2012	50,000	(1)(3)
Surendra Saboo	02/15/2012	60,000	(3)(4)
David Zwick	11/28/2012	75,000	(5)

(1)	One quarter of these shares of restricted stock vested on January 30, 2013 with the remaining three quarters of the shares vesting on a monthly basis over the subsequent 36 months.
(2)

One quarter of these shares of restricted stock were originally scheduled to vest on January 30, 2013 with the remaining three quarters of the shares vesting on a monthly basis over the subsequent 36 months. However, Mr. Junkroski stepped down as our Chief Financial Officer and Executive Vice President effective October 1, 2012. In connection with Mr. Junkroski’s departure, we entered into a separation agreement and general release with Mr. Junkroski effective October 28, 2012 (the “Junkroski Separation Agreement”). The Junkroski Separation Agreement provided for the acceleration of vesting of restricted stock awards previously granted to Mr. Junkroski that would have otherwise vested on or prior to April 30, 2014. Thus, on November 1, 2012, 28,125 of these shares of restricted stock vested immediately and the remaining 21,875 shares of restricted stock were forfeited.

(3)

This table does not reflect the November 28, 2012 issuance of (a) 5,514 shares of restricted stock to Mr. Junkroski, (b) 87,843 shares of restricted stock to Dr. Saboo or (c) 4,966 shares of restricted stock to Mr. Monto in connection with certain anti-dilution actions taken by the Company in connection with the October 30, 2012 payment of a $3.00 special cash dividend to its stockholders of record as of October 16, 2012. The Company made the following anti-dilution adjustments to awards outstanding under the 2003 Stock Incentive Plan and 2007 Equity Incentive Plan: (1) the exercise price of options was adjusted downward by $3.00, subject to the limitations of Section 409A of the Internal Revenue Code, and (2) shares of restricted stock (available for issuance under the 2007 Equity Incentive Plan were issued to holders of outstanding options with exercise prices that could not be fully adjusted downward to account for the special dividend payment because of the limitations of Section 409A of the Internal Revenue Code. The effect of the exercise price adjustment and the issuance of restricted stock, taken together, is to provide each optionholder with the same economic value after the time that our common stock began trading ex-dividend as such optionholder had immediately prior to such time.

(4)

One quarter of these shares of restricted stock were originally scheduled to vest on January 30, 2013 with the remaining three quarters of the shares vesting on a monthly basis over the subsequent 36 months. However, Dr. Saboo stepped down as our President and Chief Operating Officer effective October 1, 2012. In connection with Dr. Saboo’s departure, we entered into a separation agreement and general release with Dr. Saboo effective November 2, 2012 (the “Saboo Separation Agreement”). The Saboo Separation Agreement provided for the acceleration of vesting of restricted stock awards previously granted to Dr. Saboo that would have otherwise vested on or prior to April 30, 2014. Thus, on November 1, 2012, 33,750 of these shares of restricted stock vested immediately and the remaining 26,250 shares of restricted stock were forfeited.

(5)

One quarter of these shares of restricted stock will vest on November 28, 2013 (the first anniversary date of the grant) with the remaining three quarters of the shares vesting on a monthly basis over the subsequent 36 months.

Restricted Stock Units; Deferred Stock Units. Under the 2007 Equity Incentive Plan, the Compensation Committee may award restricted stock units subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. Each restricted stock unit is equivalent in value to one share of common stock and entitles the grantee to receive one share of common stock for each restricted stock unit at the end of the vesting period applicable to such restricted stock unit. If a participant ceases to be a director, officer or employee of, or to otherwise perform services for, us or our affiliates during any period of restriction, all restricted stock units on which the restrictions have not lapsed shall be immediately forfeited to us. If, however, the cessation occurs due to death, disability or retirement, all restrictions on restricted stock units granted to such participant shall lapse. If we undergo a change in control and a participant is terminated (other than for cause) from being a director, officer or employee of, or otherwise performing services for, us or our subsidiaries within one year after such change in control, all restrictions on restricted stock units granted to such participant shall lapse. In addition, the Compensation Committee has the authority to award restricted stock units with respect to which all restrictions shall lapse automatically upon a change in control of us, whether or not the participant is subsequently terminated. Prior to the later of (i) the close of the tax year preceding the year in which restricted stock units are granted or (ii) 30 days of first becoming eligible to participate in the plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the plan) and on or prior to the date the restricted stock units are granted, a grantee may elect to defer the receipt of all or a portion of the shares due with respect to the restricted stock units and convert such restricted stock units into deferred stock units. Subject to specified exceptions, the grantee will receive shares in respect of such deferred stock units at the end of the deferral period.

Performance Awards. Under the 2007 Equity Incentive Plan, the Compensation Committee may grant performance awards contingent upon achievement by the grantee, us and/or our subsidiaries or divisions of set goals and objectives regarding specified performance criteria, such as, for example, return on equity, over a specified performance cycle, as designated by the Compensation Committee. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the Compensation Committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of our common stock or other securities.

Unless the Compensation Committee determines otherwise, if a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, us or our subsidiaries prior to completion of a performance cycle due to death, disability or retirement, the grantee will receive the portion of the performance award payable to him or her based on achievement of the applicable performance criteria over the elapsed portion of the performance cycle. Except as otherwise determined by the Compensation Committee with respect to cash awards, if termination of employment or service occurs for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award. If we undergo a change in control, a grantee will earn no less than the portion of the performance award that he or she would have earned if the applicable performance cycle had terminated as of the date of the change in control.

Vesting, Withholding Taxes and Transferability of All Awards. The terms and conditions of each award made under the 2007 Equity Incentive Plan, including vesting requirements, will be set forth in a written agreement with the grantee. Except in limited circumstances, no award under the 2007 Equity Incentive Plan may vest and become exercisable within six months of the date of grant, unless the Compensation Committee determines otherwise.

Unless the Compensation Committee determines otherwise, a participant may elect to deliver shares of common stock, or to have us withhold shares of common stock otherwise issuable upon exercise of an option or upon grant or vesting of restricted stock or a restricted stock unit, in order to satisfy our withholding obligations in connection with any such exercise, grant or vesting.

Unless the Compensation Committee determines otherwise, no award made under the 2007 Equity Incentive Plan will be transferable other than by will or the laws of descent and distribution or to a grantee’s family member by gift or a qualified domestic relations order, and each award may be exercised only by the grantee, his or her qualified family member transferee, or any of their respective executors, administrators, guardians, or legal representatives. We do not have a policy to recover awards if relevant performance measures upon which they were based are restated or otherwise adjusted in a manner that would reduce the size of a payment.

Amendment and Termination of the 2007 Equity Incentive Plan. The Board may amend or terminate the 2007 Equity Incentive Plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with NASDAQ listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the 2007 Equity Incentive Plan without the affected participant’s consent. If not previously terminated by the Board, the 2007 Equity Incentive Plan will terminate on October 31, 2017.

Severance Benefits

Our named executive officers and certain other executives with employment agreements are covered by arrangements which specify payments in the event the executive’s employment is terminated. The type and amount of payments vary by executive level and the nature of the termination. These severance benefits are payable if and only if the executive’s employment terminates as specified in the applicable employment agreement. Our primary reason for including severance benefits in compensation packages is to attract and retain the best possible executive talent. We believe our severance benefits are competitive with general industry packages. For a further description of these severance benefits, see “—Employment Agreements” below.

Change in Control Benefits

Members of our Board, our named executive officers, and certain other members of our senior management are covered by arrangements, including but not limited to employment agreements, which specify accelerated vesting of unvested stock options and restricted stock in the event of a “change in control.” The Board’s stock options and restricted stock awards fully vest upon a change of control, and certain executives’ stock options and restricted stock partially vest upon a change of control and fully vest if, within a period of time of the change of control, they are not retained in their current capacity. In addition, the Compensation Committee has granted certain equity awards that vest upon a “change in control,” whether or not the grantee is subsequently terminated. Our primary reason for including change in control benefits in compensation packages is to attract and retain the best possible executive talent. We believe our change in control benefits are competitive with general industry practices.

In addition, our 2003 Stock Incentive Plan provides that in the event of our “change in control,” the Compensation Committee may otherwise determine the status of unvested options or restricted stock, including, without limitation, whether the successor corporation will assume or substitute an equivalent award, or portion thereof, for each outstanding award under the plan or, if there is no assumption or substitution of unvested outstanding awards, such unvested awards may be canceled.

For a further description of the employment agreements with our named executive officers, see “—Employment Agreements” below. For additional information concerning severance and change in control benefits, see “—Potential Payments Upon Termination or Change in Control” below.

Perquisites and Other Compensation

In 2010, 2011 and 2012, none of our named executive officers (other than Mr. Evans) received a material amount of perquisite or other similar compensation, however, we intend to continue to maintain executive benefits and perquisites for officers, and, the Compensation Committee may in its discretion revise, amend or increase named executive officers’ perquisites as it deems advisable. We believe these benefits and perquisites are currently not above median competitive levels for comparable companies and are beneficial in attracting and retaining executive talent.

Under the terms of Mr. Evans’ employment agreement, we provide Mr. Evans with a furnished corporate apartment near our principal offices in Chicago, Illinois. We also provide Mr. Evans with one round trip single passenger airline ticket (by economy class) per week between Chicago, Illinois and Oklahoma City, Oklahoma.

For a description of the employment agreements with our named executive officers, see “—Employment Agreements” below.

Retirement Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of the month following 60 days of employment. The 401(k) plan permits us to make cash profit sharing contributions to eligible participants of 3.3%. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives, other than our common stock, according to the participants’ directions. All employee contributions are 100% vested. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We believe that offering a 401(k) retirement plan increases our ability to attract and retain the best possible executive talent.

Differences in Compensation

Between our named executive officers there are variances in both the amount and the mix of compensation. Generally, the differences reflect the level of responsibility and the experience of the named executive officer. Among our named executive officers, the compensation differences in 2012 largely reflect the differences in overall responsibility, with Mr. Evans, our Chief Executive Officer, paid at the highest pay scale reflective of his greater responsibility.

Role of Executive Officers in Executive Compensation

The Compensation Committee determines the compensation payable to each of the named executive officers as well as the compensation of the members of the Board. The Compensation Committee determines the compensation paid to each of our named executive officers based upon various factors and sources of information, including recommendations of management. See “—Overview of Compensation Methodology” and “—Elements of Compensation” above. No member of our management, including our named executive officers, provides recommendations to the Compensation Committee with respect to his or her own compensation.

Employment Agreements

We have entered into an employment agreement with each of our named executive officers. Each employment agreement provides for an annual salary and a discretionary annual incentive cash bonus and/or equity awards up to 40% or, in the case of our Chief Executive Officer and Chief Financial Officer, 50% of the named executive officer’s base salary or such greater amount as our Board may determine. Each of the agreements provides for a severance payment over a prescribed term in the event the named executive is terminated without cause, including if his duties are materially changed in connection with a change of control. Each agreement also provides that no severance payment is due in the event of termination with cause, which includes termination for willful misconduct, conviction of a felony, dishonesty or fraud. Each agreement further contains an agreement by the named executive officer not to compete with us for a defined term equal in length to the applicable severance payment in the respective employment agreement, which we feel is reasonable and consistent with industry guidelines.

G. Edward Evans. We entered into an employment agreement with Mr. Evans, effective April 1, 2011, under which Mr. Evans agreed to serve as our Chief Executive Officer for a term of four years, which renews automatically for one-year terms unless we or Mr. Evans provide prior notice of termination. Pursuant to the terms of his employment agreement, Mr. Evans’ annual salary is $495,000. In the event Mr. Evans’ employment is terminated (i) by the Company without cause, (ii) by Mr. Evans for good reason, or (iii) by Mr. Evans for any reason following the Company’s delivery of a notice of non-renewal of the agreement, the agreement provides for a severance payment equal to one year’s base salary payable in equal installments in accordance with the Company’s payroll payment schedule. In the event that Mr. Evans’ employment is terminated by the Company within twelve months following a change of control, Mr. Evans’ agreement provides for a severance payment equal to two years’ base salary. If Mr. Evans terminates his employment for any reason within twelve months following a change of control, Mr. Evans’ agreement provides for a severance payment equal to one year’s base salary. The Company has also agreed to provide Mr. Evans with a furnished corporate apartment within reasonable commuting distance of the Company’s principal offices in Chicago, Illinois. The Company has also agreed to provide Mr. Evans with one round trip single passenger airline ticket (by economy class) per week between Chicago, Illinois and Oklahoma City, Oklahoma. During the employment period and through the first anniversary of the date of Mr. Evans’ termination, Mr. Evans is prohibited from directly or indirectly competing with us.

David Zwick. We entered into an employment agreement with Mr. Zwick, effective October 1, 2012, under which Mr. Zwick agreed to serve as our Chief Financial Officer and Executive Vice President for a term of three years, which renews automatically for one-year terms unless we or Mr. Zwick provide prior notice of termination. Pursuant to the terms of his employment agreement, Mr. Zwick’s annual salary for 2012 was $280,000 and, effective March 1, 2013, Mr. Zwick’s annual salary was increased to $320,000. In the event Mr. Zwick’s employment is terminated by us without cause or by Mr. Zwick for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Zwick any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to one year’s base salary at the salary rate in effect on the date of termination. If, within twelve months following a change of control, Mr. Zwick’s employment is terminated by us without cause, or terminated by Mr. Zwick for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Zwick any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to two years’ base salary. In the event Mr. Zwick dies, becomes disabled or his employment terminates for any other reason, we are obligated to pay Mr. Zwick any unpaid base salary through the date of termination, any unused vacation accrued through the date of termination and any unreimbursed business expenses. During the employment period and through the first anniversary of the date of Mr. Zwick’s termination, Mr. Zwick is prohibited from directly or indirectly competing with us.

John Harrington. We entered into an employment agreement with Mr. Harrington, effective April 13, 2011, under which Mr. Harrington agreed to serve as Senior Vice President of Regulatory and Litigation for a term of three years, which renews automatically for one-year terms unless we or Mr. Harrington provide prior notice of termination. Pursuant to the terms of his employment agreement, Mr. Harrington’s annual salary for 2011 was $255,000 and, effective January 1, 2012, Mr. Harrington’s annual salary was increased to $260,000. If Mr. Harrington’s employment had been terminated by us without cause prior to April 13, 2012, or had been terminated by Mr. Harrington for good reason or for any reason following the Company’s delivery of a notice of non renewal of the agreement prior to April 13, 2012, we would have been obligated to pay to Mr. Harrington any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twenty-four months’ base salary at the salary rate in effect on the date of termination. If Mr. Harrington’s employment is terminated by us without cause on or after April 13, 2012, or terminated by Mr. Harrington for good reason or for any reason following the Company’s delivery of a notice of non renewal of the agreement on or after April 13, 2012, we are obligated to pay to Mr. Harrington any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twelve months’ base salary at the salary rate in effect on the date of termination. If, within twelve months following a change of control, Mr. Harrington’s employment is terminated by us without cause, or terminated by Mr. Harrington for good reason or for any reason following the Company’s delivery of a notice of non renewal of the agreement, we are obligated to pay to Mr. Harrington any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twenty four months’ base salary at the salary rate in effect on the date of termination. In the event Mr. Harrington dies, becomes disabled or his employment terminates for any other reason, we are obligated to pay Mr. Harrington any unpaid base salary through the date of termination, any unused vacation accrued through the date of termination and any unreimbursed business expenses. During the employment period and through the first anniversary of the date of Mr. Harrington’s termination, Mr. Harrington is prohibited from directly or indirectly competing with us.

David Lopez. We entered into an employment agreement with Mr. Lopez, dated November 3, 2006, under which Mr. Lopez agreed to serve as our Senior Vice President of Sales. The agreement provides that Mr. Lopez shall be paid an annual salary of $155,250 for the year ending December 31, 2006. Pursuant to the terms of the agreement, Mr. Lopez’s annual salary for 2007 was $159,000, for 2008 it was $171,164, for 2009 it was $191,704 and, effective on July 1, 2010, Mr. Lopez’s annual salary was increased to $200,000. On October 1, 2010, we entered into a new employment agreement with Mr. Lopez for a term of three years, which renews automatically for one-year terms unless we or Mr. Lopez provide prior notice of termination. Pursuant to the terms of the new agreement, Mr. Lopez’s annual salary was increased to $220,000. Effective January 1, 2012, Mr. Lopez’s annual salary was increased to $230,000. If Mr. Lopez’s employment is terminated by us without cause, or terminated by Mr. Lopez for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Lopez any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twelve months’ base salary at the salary rate in effect on the date of termination. If, within twelve months following a change of control, Mr. Lopez’s employment is terminated by us without cause, or terminated by Mr. Lopez for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Lopez any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twenty-four months’ base salary at the salary rate in effect on the date of termination. In the event Mr. Lopez dies, becomes disabled or his employment terminates for any other reason, we are obligated to pay Mr. Lopez any unpaid base salary through the date of termination, any unused vacation accrued through the date of termination and any unreimbursed business expenses. During the employment period and through the first anniversary of the date of Mr. Lopez’s termination, Mr. Lopez is prohibited from directly or indirectly competing with us.

Richard Monto. We entered into an employment agreement with Mr. Monto, dated February 5, 2008, under which Mr. Monto agreed to serve as our General Counsel and Corporate Secretary. Mr. Monto was not a named executive officer in 2011. Pursuant to the terms of the agreement, Mr. Monto’s salary for 2008 was $182,500, for 2009 it was $218,000 and effective on January 1, 2010, Mr. Monto’s annual salary was increased to $229,000. On October 1, 2010, we entered into a new employment agreement with Mr. Monto under which Mr. Monto agreed to serve as our General Counsel and Senior Vice President for a term of three years, which renews automatically for one-year terms unless we or Mr. Monto provide prior notice of termination. Pursuant to the terms of the new agreement, effective on October 1, 2010, Mr. Monto’s annual salary was increased to $255,000. Effective January 1, 2012, Mr. Monto’s annual salary was increased to $264,000. If Mr. Monto’s employment is terminated by us without cause, or terminated by Mr. Monto for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Monto any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twelve months’ base salary at the salary rate in effect on the date of termination. If, within twelve months following a change of control, Mr. Monto’s employment is terminated by us without cause, or terminated by Mr. Monto for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we are obligated to pay to Mr. Monto any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twenty-four months’ base salary at the salary rate in effect on the date of termination. In the event Mr. Monto dies, becomes disabled or his employment terminates for any other reason, we are obligated to pay Mr. Monto any unpaid base salary through the date of termination, any unused vacation accrued through the date of termination and any unreimbursed business expenses. During the employment period and through the first anniversary of the date of Mr. Monto’s termination, Mr. Monto is prohibited from directly or indirectly competing with us.

Robert Junkroski. We originally entered into an employment agreement with Mr. Junkroski on May 9, 2006 and subsequently entered into a new employment agreement with Mr. Junkroski on October 1, 2010. Mr. Junkroski stepped down as our Chief Financial Officer and Executive Vice President effective October 1, 2012. At the time of his departure, Mr. Junkroski’s annual salary was $310,000. Under the terms of his employment agreement, if Mr. Junkroski’s employment was terminated by us without cause, or terminated by Mr. Junkroski for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we were obligated to pay to Mr. Junkroski any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twelve months’ base salary at the salary rate in effect on the date of termination. If, within twelve months following a change of control, Mr. Junkroski’s employment was terminated by us without cause, or terminated by Mr. Junkroski for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we were obligated to pay to Mr. Junkroski any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twenty-four months’ base salary at the salary rate in effect on the date of termination. In the event Mr. Junkroski died, became disabled or his employment terminated for any other reason, we were obligated to pay Mr. Junkroski any unpaid base salary through the date of termination, any unused vacation accrued through the date of termination and any unreimbursed business expenses.

In connection with Mr. Junkroski’s departure, we entered into the Junkroski Separation Agreement with Mr. Junkroski effective October 28, 2012. Under the terms of the Junkroski Separation Agreement, in lieu of any payments payable to Mr. Junkroski pursuant to his employment agreement, Mr. Junkroski will receive an amount equal to twelve months’ base salary, calculated at a rate of $310,000 per annum, which will be paid in equal bi-weekly installments in accordance with the Company’s regular payroll payment schedule; provided that any payments that would otherwise be made during the six months following termination shall instead be paid on May 1, 2013 (which accumulated payment shall include interest at the prime rate plus two percent). Mr. Junkroski will also receive a lump sum payment in the amount of $46,500, payable no later than November 12, 2012. Mr. Junkroski may continue to participate in the Company’s health insurance plan as a retired executive upon payment of the COBRA rate for such health insurance coverage so long as the Company maintains a health insurance plan permitting such participation. The Junkroski Separation Agreement provided for the acceleration of vesting of those stock options and restricted stock awards previously granted to

Mr. Junkroski that would have otherwise vested within 18 months of his departure. Mr. Junkroski will also retain his previously vested stock options and restricted stock awards. Mr. Junkroski will have until April 30, 2014 to exercise his vested options.

Surendra Saboo. We originally entered into an employment agreement with Dr. Saboo on May 9, 2006 and subsequently entered into a new employment agreement with Dr. Saboo on October 1, 2010. Dr. Saboo stepped down as our President and Chief Operating Officer effective October 1, 2012. At the time of his departure, Dr. Saboo’s annual salary was $374,000. If Dr. Saboo’s employment was terminated by us without cause, or terminated by Dr. Saboo for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we were obligated to pay to Dr. Saboo any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twelve months’ base salary at the salary rate in effect on the date of termination. If, within twelve months following a change of control, Dr. Saboo’s employment was terminated by us without cause, or terminated by Dr. Saboo for good reason or for any reason following the Company’s delivery of a notice of non-renewal of the agreement, we were obligated to pay to Dr. Saboo any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twenty-four months’ base salary at the salary rate in effect on the date of termination. In the event Dr. Saboo died, became disabled or his employment terminated for any other reason, we were obligated to pay Dr. Saboo any unpaid base salary through the date of termination, any unused vacation accrued through the date of termination and any unreimbursed business expenses.

In connection with Dr. Saboo’s departure, we entered into the Saboo Separation Agreement with Dr. Saboo effective November 2, 2012. Under the terms of the Saboo Separation Agreement, in lieu of any payments payable to Dr. Saboo pursuant to his existing employment agreement, Dr. Saboo will receive an amount equal to twelve months’ base salary, calculated at a rate of $374,000 per annum, which will be paid in equal bi-weekly installments in accordance with the Company’s regular payroll payment schedule; provided that any payments that would otherwise be made during the six months following termination shall instead be paid on May 1, 2013 (which accumulated payment shall include interest at the prime rate plus two percent). Dr. Saboo will also receive a lump sum payment in the amount of $56,100, payable no later than November 17, 2012. Dr. Saboo may continue to participate in the Company’s health insurance plan as a retired executive upon payment of the COBRA rate for such health insurance coverage so long as the Company maintains a health insurance plan permitting such participation. The Saboo Separation Agreement provided for the acceleration of vesting of those stock options and restricted stock awards previously granted to Dr. Saboo that would have otherwise vested within 18 months of his departure. Dr. Saboo will also retain his previously vested stock options and restricted stock awards. Dr. Saboo will have until April 30, 2014 to exercise his vested options.

Compensation Mix

The Compensation Committee carefully determines the mix of compensation, both among short and long-term compensation and cash and non-cash compensation, to determine compensation structures that we believe are appropriate for each of our named executive officers. In making compensation decisions, the Compensation Committee evaluates how its compensation structures create incentives that affect risk taking and whether such compensation structures properly align the interests of each of our named executive officers with our long-term interests and the interests of our stockholders. We use short-term compensation (base salaries and annual cash bonuses) and long-term compensation (options and restricted stock awards) to encourage long-term growth in stockholder value and further our additional objectives discussed above. See “—Overview of Compensation Methodology” above. The mix of cash and non-cash compensation may sometimes be adjusted to reflect an individual’s need for current cash compensation. In the past, base salary typically has constituted a minority position of the total compensation of our named executive officers. We set some salary to provide adequate compensation to support a reasonable standard of living, so that our named executive officers are prepared to have “at risk” compensation awarded under our 2003 Stock Incentive Plan and 2007 Equity Incentive Plan. The summary compensation table below illustrates the long and short-term and cash and non-cash components of compensation.

Stock Ownership Guidelines; Anti-Hedging Policy

We do not have any stock ownership guidelines for our directors or named executive officers. We have a policy which requires that our directors and executive officers do not participate in hedging transactions such as short-swing trading, short selling or entering into any derivative securities related to their ownership of our common stock.

Accounting and Tax Considerations

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct certain compensation of more than $1 million that is paid to certain individuals. No assurance can be provided that any portion of our executive compensation is deductible in accordance with Section 162(m) of the Internal Revenue Code. The Compensation Committee also reviews and considers the potential expense of each element of executive compensation under accounting principles generally accepted in the United States and their impact on earnings per share.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our this proxy statement.

The Compensation Committee

Timothy A. Samples, Chairman

Edward M. Greenberg

Lawrence M. Ingeneri

Summary Compensation Table

The following Summary Compensation Table sets forth the information concerning the 2012, 2011 and 2010 compensation of our CEO, CFO and other named executive officers.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (5)(6)(7)(8)(9) ($)	Total ($)
G. Edward Evans
Chief Executive Officer	2012	$495,000	$158,400	$—	$—	$—	$—	$70,765	$724,165
	2011	$369,115	$148,500	$2,896,000	$2,441,061	$—	$—	$61,412	$5,924,173
	2010	$—	$—	$—	$—	$—	$—	$—	$—

David Zwick
Chief Financial Officer and Executive Vice President	2012	$237,904	$89,600	$774,000	$125,557	$—	$—	$8,085	$1,235,146

John Harrington
Senior Vice President of Regulatory and Litigation	2012	$259,231	$83,200	$486,000	$—	$—	$—	$8,085	$836,516
	2011	$174,577	$102,000	$1,102,500	$—	$—	$—	$3,560	$1,382,637
	2009	$—	$—	$—	$—	$—	$—	$—	$—

David Lopez
Senior Vice President, Global Sales—Voice Services	2012	$228,461	$73,600	$607,500	$—	$—	$—	$8,085	$917,646
	2011	$220,000	$150,277	$—	$—	$—	$—	$8,085	$378,362
	2010	$199,812	$125,000	$896,250	$—	$—	$—	$8,085	$1,229,147

Richard Monto
General Counsel, Secretary and Senior Vice President	2012	$262,615	$84,480	$607,500	$—	$—	$—	$19,021	$973,616
	2011	$255,000	$102,000	$—	$—	$—	$—	$8,085	$365,085
	2010	$234,177	$144,700	$896,250	$—	$—	$—	$7,673	$1,282,800

Robert Junkroski
Former Chief Financial Officer and Executive Vice President	2012	$270,308	$—	$607,500	$—	$—	$—	$66,826	$944,634
	2011	$300,000	$120,000	$—	$—	$—	$—	$8,085	$428,085
	2010	$288,477	$169,800	$896,250	$—	$—	$—	$8,085	$1,362,612

Surendra Saboo
Former Chief Operating Officer and President	2012	$325,816	$—	$729,000	$—	$—	$—	$259,196	$1,314,012
	2011	$360,000	$144,000	$—	$—	$—	$—	$8,085	$512,085
	2010	$316,269	$203,600	$1,195,000	$—	$—	$—	$6,952	$1,721,821

(1)

Represents the dollar value of the base salary earned during 2012, 2011 and 2010, respectively. Mr. Evans’ 2011 amount includes $15,000 earned in respect of his service as a non-employee director prior to his appointment as our Chief Executive Officer effective April 1, 2011.

(2)	Represents the dollar value of the bonus earned during 2012, 2011 and 2010, respectively.
(3)

Represents the grant date fair value of restricted stock, computed in accordance with ASC Topic 718 (formerly FAS 123R). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. See Notes 2 and 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these values.

(4)

Represents the grant date fair value of stock options, computed in accordance with ASC Topic 718 (formerly FAS 123R). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. See Notes 2 and 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these values.

(5)

Amounts reported in “All Other Compensation” include the Company’s contributions to our 401(k) plan. Under our 401(k) plan, we are permitted to make profit sharing contributions to each eligible participant. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives, which do not include Inteliquent stock, according to the participants’ directions. All employee contributions are 100% vested.

(6)

Pursuant to his employment agreement, Mr. Evans’ other compensation also includes $62,680 for a furnished corporate apartment near our principal offices and flights between Chicago, Illinois and Oklahoma City, Oklahoma.

(7)

In accordance with Item 402(c)(2)(ix) of Regulation S-K and the adopting release thereto (Release 33-8732A), the dividends received on shares of unvested restricted stock by virtue of the dividend rights contained in the restricted stock award agreements and in connection with the October 30, 2012 payment of a $3.00 special cash dividend to our stockholders of record as of October 16, 2012 are not reflected in this column. As required by relevant tax law, dividends received on shares of unvested restricted stock are treated as ordinary income for income tax purposes and for employees, including our named executive officers, are subject to withholding like other ordinary income. Pursuant to the special cash dividend, dividends received on shares of unvested restricted stock attributable to each named executive officer were: Mr. Evans, $375,006; Mr. Zwick, $309,375; Mr. Harrington, $260,625; Mr. Lopez, $272,376; Mr. Monto, $282,795; Mr. Junkroski, $289,407; and Dr. Saboo, $365,898.

(8)

Includes the grant date fair value of restricted stock issued to Mr. Monto, Mr. Junkroski and Dr. Saboo in connection with certain anti-dilution actions taken by us in connection with the October 30, 2012 payment of a $3.00 special cash dividend to our stockholders of record as of October 16, 2012, computed in accordance with ASC Topic 718 (formerly FAS 123R). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. See Notes 2 and 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these values. The 2003 Stock Incentive Plan was amended in connection with the payment of the $3.00 special cash dividend to provide that, in order to prevent an extraordinary cash dividend from diluting the rights of optionholders, our Compensation Committee has the discretion to reduce the exercise price of outstanding options so long as any such adjustment does not increase the intrinsic value of any such option, as measured prior to the ex-dividend date of such extraordinary cash dividend. As a result of the amendment, the Company recognized non-cash share-based compensation expense resulting from such anti-dilution adjustment. The options under the 2007 Equity Incentive Plan were modified by the mandated antidilutive provisions contained in the 2007 Equity Incentive Plan, and as a result, no additional non-cash share-based compensation expense was required to be recognized.

(9)	Includes lump sum payments of $46,500 and $56,100 made to Mr. Junkroski and Dr. Saboo under the Junkroski Separation Agreement and the Saboo Separation Agreement, respectively.

Grants of Plan-Based Awards

The following table provides information regarding estimated possible payouts for grants of plan based awards granted under our 2007 Equity Incentive Plan during 2012.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock	Number of Securities Underlying All Other Option Awards: Options	Exercise or Base Price Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(1)
John Harrington	2/15/2012	40,000	—	—	$486,000
Robert Junkroski(2)	2/15/2012	50,000	—	—	$607,500
David Lopez	2/15/2012	50,000	—	—	$607,500
Richard Monto(2)	2/15/2012	50,000	—	—	$607,500
Surendra Saboo(2)	2/15/2012	60,000	—	—	$729,000
David Zwick	2/15/2012	50,000	—	—	$607,500
	11/28/2012	75,000	100,000	2.22	$292,057

(1)

Represents the grant date fair value, computed in accordance with ASC Topic 718 (formerly FAS 123R). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. See Notes 2 and 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these values.

(2)

This table does not reflect the November 28, 2012 issuance of (a) 5,514 shares of restricted stock to Mr. Junkroski, (b) 87,843 shares of restricted stock to Dr. Saboo or (c) 4,966 shares of restricted stock to

Mr. Monto in connection with certain anti-dilution actions taken by the Company in connection with the October 30, 2012 payment of a $3.00 special cash dividend to its stockholders of record as of October 16, 2012. The Company made the following anti-dilution adjustments to awards outstanding under the 2003 Stock Incentive Plan and 2007 Equity Incentive Plan: (1) the exercise price of options was adjusted downward by $3.00, subject to the limitations of Section 409A of the Internal Revenue Code, and (2) shares of restricted stock (available for issuance under the 2007 Equity Incentive Plan were issued to holders of outstanding options with exercise prices that could not be fully adjusted downward to account for the special dividend payment because of the limitations of Section 409A of the Internal Revenue Code. The effect of the exercise price adjustment and the issuance of restricted stock, taken together, is to provide each optionholder with the same economic value after the time that our common stock began trading ex-dividend as such optionholder had immediately prior to such time.

Outstanding Equity Awards at Year End

In connection with the payment by the Company of a special cash dividend of $3.00 on October 30, 2012 to its stockholders of record as of October 16, 2012, the Company made the following anti-dilution adjustments to awards outstanding under the 2003 Stock Incentive Plan and 2007 Equity Incentive Plan: (1) the exercise price of options was adjusted downward by $3.00, subject to the limitations of Section 409A of the Internal Revenue Code, and (2) shares of restricted stock (available for issuance under the 2007 Equity Incentive Plan were issued to holders of outstanding options with exercise prices that could not be fully adjusted downward to account for the special dividend payment because of the limitations of Section 409A of the Internal Revenue Code. The effect of the exercise price adjustment and the issuance of restricted stock, taken together, is to provide each optionholder with the same economic value after the time that our common stock began trading ex-dividend as such optionholder had immediately prior to such time. All other terms and conditions governing each award remained unchanged. The following table summarizes equity awards granted to our named executive officers that were outstanding at December 31, 2012 and, accordingly, reflects such adjustments.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Exercisable	Unexercisable(1)
G. Edward Evans	50,000	—		14.60	10/30/2018		—		—
	125,000	175,000	(a)	11.48	4/1/2021		—		—
	—	—		—	—		116,667	(3)	$1,689,338
David Zwick	—	100,000	(b)	2.22	11/28/2022		—		—
	—	—		—	—		50,000	(4)	$570,500
	—	—		—	—		50,000	(5)	$607,500
	—	—		—	—		75,000	(6)	$166,500
John Harrington	—	—		—	—		43,750	(7)	$643,125
	—	—		—	—		40,000	(8)	$486,000
David Lopez	48,750	—		14.90	4/22/2018		—		—
	22,500	7,500	(c)	23.06	8/26/2019		—		—
	—	—		—	—		2,834	(9)	$73,854
	—	—		—	—		32,813	(10)	$392,115
							50,000	(8)	$607,500
Richard Monto	17,500	—		1.77	4/26/2017
	115,000	—		14.90	4/22/2018
	47,916	9,584	(c)	23.06	8/26/2019
							5,434	(9)	$141,610
							32,813	(10)	$392,115
							50,000	(8)	$607,500
Robert Junkroski	8,000	—		1.09	4/30/2014	(2)	—		—
	104,000	—		14.90	4/30/2014	(2)	—		—
	75,000	—		23.06	4/30/2014	(2)	—		—
Surendra Saboo	36,876	—		0.57	4/30/2014	(2)	—		—
	73,470	—		1.09	4/30/2014	(2)	—		—
	200,000	—		14.90	4/30/2014	(2)	—		—
	100,000	—		23.06	4/30/2014	(2)	—		—

(1)

Represents, on an award-by-award basis, the number of shares of common stock underlying unexercised options held by our named executive officers that were outstanding as of December 31, 2012. Prior to 2006, our named executive officers were not awarded stock options. The vesting schedules of the outstanding unvested option awards are listed below:

(a)

Represents the outstanding unvested portion of the original options granted on April 1, 2011 as of December 31, 2012. One quarter of the options granted on April 1, 2011 vested on the first anniversary date of the option grant with the remaining three quarters of the options vesting on a monthly basis over the subsequent 36 months.

(b)

Represents the outstanding unvested portion of the original options granted on November 28, 2012 as of December 31, 2012. One quarter of the options granted on November 28, 2012 will vest on the first anniversary date of the option grant with the remaining three quarters of the options vesting on a monthly basis over the subsequent 36 months.

(c)

Represents the outstanding unvested portion of the original options granted on August 26, 2009 as of December 31, 2012. One quarter of the options granted on August 26, 2009 vested on the first anniversary date of the option grant with the remaining three quarters of the options vesting annually on each anniversary of the grant date.

(2)

Under the terms of the Junkroski Separation Agreement and the Saboo Separation Agreement, the date by which options must be exercised was extended to April 30, 2014. Options not exercised by this date will be forfeited.

(3)

Represents the outstanding unvested portion of the original shares of restricted stock granted on April 1, 2011 as of December 31, 2012. One quarter of the shares of restricted stock granted on April 1, 2011 vested on the first anniversary date of the award with the remaining three quarters of the shares vesting on a monthly basis over the subsequent 36 months.

(4)

Represents the outstanding unvested portion of the original shares of restricted stock granted on August 9, 2011 as of December 31, 2012. One quarter of the shares of restricted stock granted on August 9, 2011 vested on the first anniversary date of the award with the remaining three quarters of the shares vesting on a monthly basis over the subsequent 36 months.

(5)

Represents the outstanding unvested portion of the original shares of restricted stock granted on January 30, 2012 as of December 31, 2012. One quarter of the shares of restricted stock granted on January 30, 2012 vested on the first anniversary date of the award with the remaining three quarters of the shares vesting on a monthly basis over the subsequent 36 months.

(6)

Represents the outstanding unvested portion of the original shares of restricted stock granted on November 28, 2012 as of December 31, 2012. One quarter of the shares of restricted stock granted on November 28, 2012 will vest on the first anniversary date of the award with the remaining three quarters of the shares vesting on a monthly basis over the subsequent 36 months.

(7)

Represents the outstanding unvested portion of the original shares of restricted stock granted on April 13, 2011 as of December 31, 2012. One quarter of the shares of restricted stock granted on April 13, 2011 vested on the first anniversary date of the award with the remaining three quarters of the shares vesting on a monthly basis over the subsequent 36 months.

(8)

Represents the outstanding unvested portion of the original shares of restricted stock granted on February 15, 2012 as of December 31, 2012. One quarter of the shares of restricted stock granted on February 15, 2012 vested on January 30, 2013 with the remaining three quarters of the shares vesting on a monthly basis over the subsequent 36 months.

(9)

Represents the outstanding unvested portion of the original shares of restricted stock granted on August 26, 2009 as of December 31, 2012. One quarter of the shares of restricted stock granted on August 26, 2009 vested on the first anniversary date of the award with the remaining three quarters of the shares vesting on a monthly basis over the subsequent 36 months.

(10)

Represents the outstanding unvested portion of the original shares of restricted stock granted on September 30, 2010 as of December 31, 2012. One quarter of the shares of restricted stock granted on September 30, 2010 vested on the first anniversary date of the award with the remaining three quarters of the shares vesting on a monthly basis over the subsequent 36 months.

Option Exercises and Stock Vested

With respect to our named executive officers, the following table provides information concerning options that were exercised and restricted stock awards that vested during 2012.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
G. Edward Evans	—	$—	83,333	$937,330
David Zwick	—	$—	25,000	$273,379
John Harrington	—	$—	31,250	$338,841
David Lopez	—	$—	23,000	$231,689
Richard Monto(1)	—	$—	31,866	$282,166
Robert Junkroski(1)	—	$—	95,098	$608,346
Surendra Saboo(1)	9,000	$93,335	203,552	$971,850

(1)

The amounts described in this table reflect the November 28, 2012 issuance and vesting of (a) 5,514 shares of restricted stock to Mr. Junkroski, (b) 87,843 shares of restricted stock to Dr. Saboo or (c) 4,966 shares of restricted stock to Mr. Monto in connection with certain anti-dilution actions taken by the Company in connection with the October 30, 2012 payment of a $3.00 special cash dividend to its stockholders of record as of October 16, 2012. The Company made the following anti-dilution adjustments to awards outstanding under the 2003 Stock Incentive Plan and 2007 Equity Incentive Plan: (1) the exercise price of options was adjusted downward by $3.00, subject to the limitations of Section 409A of the Internal Revenue Code, and (2) shares of restricted stock (available for issuance under the 2007 Equity Incentive Plan were issued to holders of outstanding options with exercise prices that could not be fully adjusted downward to account for the special dividend payment because of the limitations of Section 409A of the Internal Revenue Code. The effect of the exercise price adjustment and the issuance of restricted stock, taken together, is to provide each optionholder with the same economic value after the time that our common stock began trading ex-dividend as such optionholder had immediately prior to such time.

Potential Payments Upon Termination or Change in Control

This table shows the potential compensation due to named executive officers upon a change in control or termination of employment—related or unrelated to a change in control—by us without cause or by the executive with good reason, due to the executive’s death or disability, and by us with cause or by the executive without good reason. The amounts shown assume that a change in control or termination of employment was effective December 31, 2012. The amounts shown are only estimates of the amounts that would be due to the executives upon a change in control or termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts due can only be determined at the time of a change in control or separation. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and do not represent the actual amount an executive would receive if an eligible change in control or termination event were to occur.

Name of Executive Officer(1)	Termination without Cause(2) or resignation with Good Reason(3) or Any Reason After Receiving a Notice of Non-Renewal Outside of a Change of Control(4)	Termination with Cause(2) or resignation without Good Reason(3) Outside of a Change of Control(5)	Disability(6)(7)	Death(7)	Change of Control(8)	Termination without Cause(2) or resignation with Good Reason(3) or Any Reason After Receiving a Notice of Non-Renewal following Change of Control(8)(9)(10)
G. Edward Evans
Estimated Value of Cash Payment	$525,461	$30,461	$30,461	$30,461	N/A	$1,020,461
Estimated Value of Equity Awards	$64,250	N/A	$299,833	$299,833	$149,917	$299,834
Total	$589,711	$30,461	$330,294	$330,294	$149,917	$1,320,295

David Zwick
Estimated Value of Cash Payment	$297,231	$17,231	$17,231	$17,231	N/A	$577,231
Estimated Value of Equity Awards	$69,604	N/A	$690,688	$690,688	$353,375	$706,750
Total	$366,835	$17,231	$707,919	$707,919	$353,375	$1,283,981

John Harrington
Estimated Value of Cash Payment	$276,000	$16,000	$16,000	$16,000	N/A	$536,000
Estimated Value of Equity Awards	$60,502	N/A	$215,238	$215,238	$107,619	$215,238
Total	$336,502	$16,000	$231,238	$231,238	$107,619	$751,238

David Lopez
Estimated Value of Cash Payment	$244,154	$14,154	$14,154	$14,154	N/A	$474,154
Estimated Value of Equity Awards	$75,065	N/A	$220,110	$220,110	$110,055	$220,110
Total	$319,219	$14,154	$234,264	$234,264	$110,055	$694,264

Richard Monto
Estimated Value of Cash Payment	$280,246	$16,246	$16,246	$16,246	N/A	$544,246
Estimated Value of Equity Awards	$80,077	N/A	$226,792	$226,792	$113,396	$226,792
Total	$360,323	$16,246	$243,038	$243,038	$113,396	$771,038

Robert Junkroski(11)
Estimated Value of Cash Payment	N/A	N/A	N/A	N/A	N/A	N/A
Estimated Value of Equity Awards	N/A	N/A	N/A	N/A	N/A	N/A
Total	N/A	N/A	N/A	N/A	N/A	N/A

Surendra Saboo(12)
Estimated Value of Cash Payment	N/A	N/A	N/A	N/A	N/A	N/A
Estimated Value of Equity Awards	N/A	N/A	N/A	N/A	N/A	N/A
Total	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The amounts described in this table represent compensation provided under the executive’s employment agreement, the 2003 Stock Incentive Plan and the 2007 Equity Incentive Plan. The table excludes certain amounts due pursuant to plans that are available generally to all salaried employees.

(2)

“Cause” for purposes of the 2003 Stock Incentive Plan has the meaning given in any employment agreement with the optionee (or holder of restricted stock or other rights), if applicable, or if there is no such agreement, as determined by the Compensation Committee, which may determine that “cause” includes among other matters the willful failure or refusal of the optionee (or holder of restricted stock or other rights) to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Compensation Committee.

“Cause” for purposes of the 2007 Equity Incentive Plan means the occurrence of one or more of the following events:

(i) Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary;

(ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise;

(iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company or a Subsidiary, as the case may be; or

(iv) Breach of duty of loyalty to the Company or a Subsidiary or any act of fraud or dishonesty with respect to the Company or a Subsidiary.

“Cause” for purposes of the named executive officers’ employment agreements means any of the following:

(i) Executive’s willful misconduct in the performance of his duties for the Company, or Executive’s willful failure to abide by or comply with any legal policy or directive of the Board;

(ii) conviction of or plea of guilty or any other plea other than “not guilty” to a felony, or any crime involving dishonesty or moral turpitude;

(iii) the violation by Executive of any material provision of this Agreement which either is not cured within ten (10) days after written notice is given to Executive by the Company or constitutes a habitual breach; or

(iv) Executive’s dishonesty, misappropriation or fraud with regard to the business or affairs of the Company or its affiliates.

(3)	“Good Reason” for purposes of the named executive officers’ employment agreements means, without Executive’s written consent:

(i) a material adverse change in Executive’s title or the duties assigned to Executive; or

(ii) any material failure by the Company to comply with its obligations under this Agreement,

but in each such case only if Executive has provided notice to the Company of the existence of the condition described in clause (i) or (ii) of this definition within ninety (90) days following the initial existence of the condition, and the Company has not remedied such condition within thirty (30) days after receiving such notice.

(4)	With respect to Messrs. Evans, Zwick, Harrington, Monto and Lopez:

Estimated Value of Cash Payment represents cash payments of any unpaid base salary through the date of termination and any accrued vacation pay and severance pay equal to 12 months’ base salary.

Estimated Value of Equity Awards represents the difference between the exercise price and the value of our common stock on December 31, 2012 with respect to any unvested stock options, and the value of our common stock on December 31, 2012 with respect to unvested restricted stock, as the case may be, held by the executive that are subject to accelerated vesting upon termination without cause or resignation following receipt of a notice of non-renewal in the absence of a change of control.

With respect to Mr. Junkroski:

Mr. Junkroski stepped down as our Chief Financial Officer and Executive Vice President effective October 1, 2012. Under the terms of the Junkroski Separation Agreement, in lieu of any payments payable to Mr. Junkroski pursuant to his employment agreement, Mr. Junkroski is to receive an amount equal to twelve months’ base salary, calculated at a rate of $310,000 per annum, which will be paid in equal bi-weekly installments in accordance with the Company’s regular payroll payment schedule; provided that any payments that would otherwise be made during the six months following termination shall instead be paid on May 1, 2013 (which accumulated payment shall include interest at the prime rate plus two percent). Mr. Junkroski also received a lump sum payment in the amount of $46,500 in November 2012. The Junkroski Separation Agreement also provided for the acceleration of vesting of those stock options and restricted stock awards previously granted to Mr. Junkroski that would have otherwise vested within 18 months of his departure. Thus, on November 1, 2012, $312,504 of Mr. Junkroski’s unvested equity awards vested immediately.

With respect to Dr. Saboo:

Dr. Saboo stepped down as our President and Chief Operating Officer effective October 1, 2012. Under the terms of the Saboo Separation Agreement, in lieu of any payments payable to Dr. Saboo pursuant to his existing employment agreement, Dr. Saboo is to receive an amount equal to twelve months’ base salary, calculated at a rate of $374,000 per annum, which will be paid in equal bi-weekly installments in accordance with the Company’s regular payroll payment schedule; provided that any payments that would otherwise be made during the six months following termination shall instead be paid on May 1, 2013 (which accumulated payment shall include interest at the prime rate plus two percent). Dr. Saboo also received a lump sum payment in the amount of $56,100 in November 2012. The Saboo Separation Agreement also provided for the acceleration of vesting of those stock options and restricted stock awards previously granted to Dr. Saboo that would have otherwise vested within 18 months of his departure. Thus, on November 1, 2012, $398,702 of Dr. Saboo’s unvested equity awards vested immediately.

(5)	Estimated Value of Cash Payment represents cash payments of any unpaid base salary through the date of termination and any accrued vacation pay and any unreimbursed business expenses.

Estimated Value of Equity Awards are not subject to acceleration upon a termination with Cause or resignation without Good Reason.

(6)

“Disability” for purposes of the 2003 Stock Incentive Plan has the meaning assigned in Section 22(e)(3) of the Internal Revenue Code: “[a]n individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Secretary may require.”

“Disability” for purposes of the 2007 Equity Incentive Plan means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

“Disability” for purposes of the named executive officers’ employment agreements means Executive is prevented by illness, accident, disability or any other physical or mental condition (to be determined by means of a written opinion of a competent medical doctor chosen by mutual agreement of the Company and Executive or Executive’s personal representative(s)) from substantially performing Executive’s duties and responsibilities hereunder for one (1) or more periods totaling ninety (90) days in any twelve (12)-month period.

(7)	Estimated Value of Cash Payment represents cash payments of any unpaid base salary through the date of termination and any accrued vacation pay and any unreimbursed business expenses.

Estimated Value of Equity Awards represents the difference between the exercise price and the value of our common stock on December 31, 2012 with respect to any unvested stock options, and the value of our common stock on December 31, 2012 with respect to unvested restricted stock, as the case may be, held by the executive as of December 31, 2012.

(8)

“Change of control” for purposes of the 2003 Stock Incentive Plan is any transaction or series of related transactions whether by consolidation, merger, sale or issuance of equity securities, or sale or transfer of all or substantially all of our assets, or otherwise, that results in our equity holders immediately prior to such transaction or series of transactions owning less than 50% of the equity or voting power of the surviving entity, or controlling less than 50% of our assets, thereafter.

“Change in control” for purposes of the 2007 Equity Incentive Plan means the occurrence of one of the following events:

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute a majority thereof;

(iii) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets.

“Change of control” for purposes of the named executive officers’ employment agreements means any transaction or series of related transactions whether by consolidation, merger, sale or issuance of equity securities, or sale or transfer of all or substantially all of the Company’s assets, or otherwise, in which any one person, or more than one person acting as a group:

(i) acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or

(ii) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions (excluding any asset transferred to (A) stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (B) an entity, fifty (50) percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty (50) percent or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (ii)(C) of this definition).

This definition is intended to comply with the definitions of “change in ownership” of a corporation and “change in ownership of a substantial portion of the assets” of a corporation set forth in the Treasury Regulations issued under section 409A(a)(2)(A)(v) of the Internal Revenue Code and shall be interpreted in a manner consistent with such intention.

(9)

The amounts described in this column represent compensation due to a named executive officer assuming that he or she is either terminated without cause or resigns with (or, in the case of Mr. Evans, without) good reason within twelve (12) months of a change in control.

Estimated Value of Cash Payment represents cash payments of any unpaid base salary through the date of termination, and any accrued vacation pay, and severance pay equal to twenty-four (24) months’ base salary.

Estimated Value of Equity Awards represents the difference between the exercise price and the value of our common stock on December 31, 2012 with respect to any unvested stock options, and the value of our common stock on December 31, 2012 with respect to unvested restricted stock, as the case may be, held by the executive that are subject to accelerated vesting upon termination without cause or resignation with good reason in connection with a change of control.

(10)

The amounts listed in this column represent estimates of total compensation due to our named executive officers at the time of a change of control and at termination without cause or resignation with good reason, or any reason after receiving a notice of non-renewal, following a change of control.

(11)

Mr. Junkroski stepped down as our Chief Financial Officer and Executive Vice President effective October 1, 2012. Under the terms of the Junkroski Separation Agreement, in lieu of any payments payable to Mr. Junkroski pursuant to his employment agreement, Mr. Junkroski is to receive an amount equal to twelve months’ base salary, calculated at a rate of $310,000 per annum, which will be paid in equal bi-weekly installments in accordance with the Company’s regular payroll payment schedule; provided that any payments that would otherwise be made during the six months following termination shall instead be paid on May 1, 2013 (which accumulated payment shall include interest at the prime rate plus two percent). Mr. Junkroski also received a lump sum payment in the amount of $46,500 in November 2012. The Junkroski Separation Agreement also provided for the acceleration of vesting of those stock options and restricted stock awards previously granted to Mr. Junkroski that would have otherwise vested within 18 months of his departure. Thus, on November 1, 2012, $312,504 of Mr. Junkroski’s unvested equity awards vested immediately.

(12)

Dr. Saboo stepped down as our President and Chief Operating Officer effective October 1, 2012. Under the terms of the Saboo Separation Agreement, in lieu of any payments payable to Dr. Saboo pursuant to his existing employment agreement, Dr. Saboo is to receive an amount equal to twelve months’ base salary, calculated at a rate of $374,000 per annum, which will be paid in equal bi-weekly installments in accordance with the Company’s regular payroll payment schedule; provided that any payments that would otherwise be made during the six months following termination shall instead be paid on May 1, 2013 (which accumulated payment shall include interest at the prime rate plus two percent). Dr. Saboo also received a lump sum payment in the amount of $56,100 in November 2012. The Saboo Separation Agreement also provided for the acceleration of vesting of those stock options and restricted stock awards previously granted to Dr. Saboo that would have otherwise vested within 18 months of his departure. Thus, on November 1, 2012, $398,702 of Dr. Saboo’s unvested equity awards vested immediately.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans sponsored by us. The Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests. See “—Elements of Compensation—Retirement Plan” for a description of the 401(k) retirement plan which we maintain.

Non-Employee Director Compensation and Benefits

The following table summarizes our estimate of the compensation that our non-employee directors earned for services as members of our Board or any committee thereof during 2012, including amounts for meetings through December 31, 2012.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(4)(5)	Total ($)
James Hynes	$85,000	(a)	$—	$—	$—	$—	$—	$85,000
Peter Barris(6)	59,624	(b)	—	—	—	—	—	59,624
Robert Hawk(7)	45,500	(c)	—	—	—	—	—	45,500
Lawrence Ingeneri	105,000	(d)	—	—	—	—	—	105,000
Edward Greenberg	92,245	(e)	—	—	—	—	—	92,245
Timothy Samples	52,245	(f)	—	—	—	—	—	52,245
Rian Wren	110,000	(g)	—	—	—	—	47,081	157,081

(1)	Reflects annual fees paid to our non-employee directors for their Board service during 2012.
(a)	Reflects fees of $50,000 and $35,000 in respect of Mr. Hynes’ Board service and in connection with his being Chairman of the Board, respectively.
(b)

Reflects fees of $19,624 in respect of Mr. Barris’ Board service and a one-time payment of $40,000 in respect of Mr. Barris’ service on a special committee. Mr. Barris’ term on the Board expired on May 23, 2012.

(c)

Reflects fees of $35,000 and $10,500 in respect of Mr. Hawk’s Board service and in connection with his being Chairman of both our Compensation Committee and our Nominating and Corporate Governance Committee, respectively. Mr. Hawk resigned from the Board effective September 12, 2012.

(d)

Reflects fees of $50,000 and $15,000 in respect of Mr. Ingeneri’s Board service and in connection with his being Chairman of our Audit Committee, respectively, and a one-time payment of $40,000 in respect of Mr. Ingeneri’s service on a special committee.

(e)

Reflects fees of $50,000 and $2,245 in respect of Mr. Greenberg’s Board service and in connection with his being Chairman of our Nominating and Corporate Governance Committee on and after September 12, 2012, respectively, and a one-time payment of $40,000 in respect of Mr. Greenberg’s service on a special committee.

(f)	Reflects fees of $50,000 and $2,245 in respect of Mr. Samples’ Board service and in connection with his being Chairman of our Compensation Committee on and after September 12, 2012, respectively.
(g)	Reflects fees of $50,000 in respect of Mr. Wren’s Board service and a one-time payment of $60,000 in respect of Mr. Wren’s service as chairman of a special committee.
(2)

Represents the grant date fair value of stock options and restricted stock awarded to each director in 2012, computed in accordance with ASC Topic 718 (formerly FAS 123R). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. For an additional discussion of the assumptions used for purposes of determining stock-based compensation during 2012 see Notes 2 and 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)

The aggregate number of shares subject to option awards (representing unexercised option awards—both exercisable and unexercisable) and unvested shares of restricted stock awards held by each non-employee director at December 31, 2012 is as follows:

	Number of Shares Subject to Option Awards (Exercisable and Unexercisable) Held as of December 31, 2012 (#)		Number of Shares Restricted Stock Awards (Unvested) Held as of December 31, 2012 (#)
James Hynes	—		9,390	(c)
Peter Barris	30,000	(a)(b)	—
Robert Hawk	—		—
Lawrence Ingeneri	—		9,390	(c)
Edward Greenberg	—		2,434	(d)
Timothy Samples	—		2,434	(d)
Rian Wren	502,924		2,270

(a)	One quarter of the options to which this note relates vested on October 11, 2007, and the remaining options vested on a monthly basis over the subsequent 36 months.
(b)	In connection with Mr. Barris’ departure from the Board, the Board determined that Mr. Barris’ options shall remain exercisable through July 10, 2013.
(c)	These shares will vest on November 16, 2013.
(d)	These shares will vest on a monthly basis through May 26, 2013.
(4)

In accordance with Item 402(k)(2)(vii) of Regulation S-K and the adopting release thereto (Release 33-8732A), the dividends received on shares of unvested restricted stock by virtue of the dividend rights contained in the restricted stock award agreements and in connection with the October 30, 2012 payment of a $3.00 special cash dividend to our stockholders of record as of October 16, 2012 are not reflected in this column. As required by relevant tax law, dividends received on shares of unvested restricted stock are treated as ordinary income for income tax purposes. Pursuant to the special cash dividend, dividends received on shares of unvested restricted stock attributable to each non-employee director were: Mr. Hynes, $56,334; Mr. Barris, $0; Mr. Hawk, $0; Mr. Ingeneri, $56,334; Mr. Greenberg, $11,682; Mr. Samples, $11,682; and Mr. Wren, $10,215.

(5)

Includes the grant date fair value of 21,217 shares of restricted stock issued to Mr. Wren in connection with certain anti-dilution actions taken by us in connection with the October 30, 2012 payment of a $3.00 special cash dividend to our stockholders of record as of October 16, 2012, computed in accordance with ASC Topic 718 (formerly FAS 123R). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. See Notes 2 and 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these values. The 2003 Stock Incentive Plan was amended in connection with the payment of the $3.00 special cash dividend to provide that, in order to prevent an extraordinary cash dividend from diluting the rights of optionholders, our Compensation Committee has the discretion to reduce the exercise price of outstanding options so long as any such adjustment does not increase the intrinsic value of any such option, as measured prior to the ex-dividend date of such extraordinary cash dividend. As a result of the amendment, the Company recognized non-cash share-based compensation expense resulting from such anti-dilution adjustment. The options under the 2007 Equity Incentive Plan were modified by the mandated antidilutive provisions contained in the 2007 Equity Incentive Plan, and as a result, no additional non-cash share-based compensation expense was required to be recognized.

(6)	Mr. Barris’ term on the Board expired on May 23, 2012.
(7)	Mr. Hawk resigned from the Board effective September 12, 2012.

Director compensation is reviewed annually by the Compensation Committee and, except as described above, paid quarterly in the form of either cash or stock consideration as determined by the Compensation Committee. For 2013, annual director compensation (not including compensation for serving as Chairman of our Board or any committee) is targeted to equal $150,000 in the form of cash and/or stock consideration to be paid on a quarterly basis. Mr. Beatty, who was appointed to our Board on April 4, 2013, will receive an amount prorated based on the portion of the year served as a director.

In addition, directors are reimbursed for their business expenses related to their attendance at Board and committee meetings, including room, meals and transportation to and from Board and committee meetings (e.g., commercial flights, cars and parking).

Limitations on Liability and Indemnification Matters

As permitted by the Delaware General Corporation Law, we adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. However, these provisions do not eliminate or limit the liability of any of our directors for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law, which related to unlawful payments or dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the certificate of incorporation provides that we must indemnify our directors, officers and certain other agents to the fullest extent permitted under Delaware law, and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

In addition to the indemnification provided for in our certificate of incorporation, we have and may in the future enter into separate indemnification agreements with each of our directors and named executive officers which are broader than the specific indemnification provisions contained in our certificate of incorporation. These indemnification obligations may require us, among other things, to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ and Officers’ Insurance

We currently maintain a directors’ and officers’ liability insurance policy that provides our directors and officers with liability coverage relating to certain potential liabilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Statement of Policy Regarding Transactions with Related Persons

Prior to the completion of our initial public offering, our Board adopted a statement of policy relating to the Audit Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which we refer to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, and 5% or more beneficial owners of our common stock. The Audit Committee administers procedures adopted by our Board with respect to related person transactions and reviews all such transactions. At times, it may be advisable to initiate a transaction before the Audit Committee has evaluated it, or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chairman of the Audit Committee to determine the appropriate course of action, which may include the Audit Committee’s subsequent ratification of such transaction. Approval or ratification of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. In approving or ratifying any related person transaction, the Audit Committee shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: the benefits to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee periodically reports on its activities to the Board.

Vonage Holdings Corp.’s Transactions with Our Company

Vonage Holdings Corp. (“Vonage”) purchases access from us to terminate certain of their customer’s domestic phone calls. In 2012, Vonage paid us approximately $1.0 million for these services. Peter Barris, who served as a member of the board of directors of Vonage until August 31, 2012 and is Managing General Partner of New Enterprise Associates, a holder of more than 5% of Vonage’s voting capital stock, served as a member of our Board until his term expired on May 23, 2012.

The amounts we were paid by Vonage for our services were based upon competitive arms-length negotiations.

Rule 10b5-1 Trading Plans

Certain of our named executive officers and directors and other officers have adopted written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from such director or executive officer. Any director or executive officer party to such plan may amend or terminate it in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013. Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP at the annual meeting pursuant to Proposal No. 2.

The following table shows the fees paid or accrued by us for audit and other services provided by Deloitte & Touche LLP for years 2012 and 2011.

	2012	2011
Audit Fees(1) ($)	1,087,000	981,000
Audit-Related Fees ($)	165,000	65,000
Tax Fees(2) ($)	38,000	68,000
All Other Fees(3) ($)	2,200	2,200

Total ($)	1,292,200	1,116,200

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and the review of our quarterly financial statements, including related services such as comfort letters, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	Tax fees represent fees billed for professional services provided in connection with tax compliance, tax advice and tax planning.
(3)	All other fees represent a subscription fee for an on-line research service providing access to accounting literature.

The Audit Committee has adopted a policy of pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The Chairman of the Audit Committee has been delegated authority to pre-approve such services on behalf of the Audit Committee, provided that such pre-approved services are reported to the full Audit Committee at its next scheduled meeting.

All services performed by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with this policy.

REPORT OF THE AUDIT COMMITTEE

All of the members of the Audit Committee are independent under Nasdaq listing standards and the SEC rules. The Board adopted a written Audit Committee charter, which is available in the Investor Relations section of our website at www.inteliquent.com.

The Audit Committee oversees our financial reporting process on behalf of the Board. Management, however, has the primary responsibility to establish and maintain a system of internal controls over financial reporting, to plan and conduct audits and to prepare consolidated financial statements in accordance with generally accepted accounting principles. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in conformity with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for monitoring and reviewing these procedures. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of Neutral Tandem, Inc. and are not necessarily accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of Deloitte & Touche LLP included in its report on the Company’s consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee met and held discussions, together and separately, with management and Deloitte & Touche LLP. Management represented to the Audit Committee that the Company’s audited financial statements for the year ended December 31, 2012 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for 2012.

The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees and Rule 2-07 of Regulation S-X, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has received from Deloitte & Touche LLP the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with them their independence relating to Neutral Tandem, Inc. In accordance with provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approved all audit and non-audit services performed by Deloitte & Touche LLP.

Based on the Audit Committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission. The Audit Committee has also selected and appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013, subject to stockholder ratification.

The Audit Committee

of the Board of Directors

Lawrence M. Ingeneri, Chairman

Edward M. Greenberg

Timothy A. Samples

OTHER MATTERS

Stockholder Proposals and Director Nominations

In order to be considered for inclusion in our Proxy Statement for our 2014 annual meeting, stockholder proposals must comply with Rule 14a-8(e) of the Exchange Act. Stockholder proposals submitted for consideration in the 2014 Proxy Statement must be submitted in writing to us at the Office of the Corporate Secretary, at the address below, and must be received by             .

In addition, our by-laws include advance notice provisions relating to stockholder nominations for directors or other business not submitted for inclusion in our Proxy Statement. The advance notice provisions provide that, among other things, stockholders provide us with timely written notice regarding such nominations or other business and otherwise satisfy the requirements set forth in our by-laws. To be timely, a stockholder who intends to present nominations for directors or a proposal at next year’s annual meeting other than pursuant to Rule 14a-8 must provide written notice of the nominations or the other business they wish to propose to us at the Office of the Corporate Secretary, at the address below, and must be received no earlier than                 , 2014, and no later than                 , 2014. For such proposals that are not timely filed, we retain discretion to vote proxies we receive.

Notice of a proposal must include:

(i)

a brief description of (A) the business desired to be brought before such meeting, (B) the reasons for conducting such business at the meeting, and (C) any material interest of the proposing stockholder or beneficial owner, if any, in such business, including a description of all agreements, arrangements and understanding between such stockholder or beneficial owner and any other person (including the name(s) of such other person(s)) in connection with or related to the proposal of such business by the stockholder;

(ii)	if the matter the stockholder giving the notice proposes to bring before such meeting involves an amendment to the by-laws, the specific wording of such proposed amendment; and

(iii)

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and record address of such stockholder and of such beneficial owner, (B) the class or series and number of shares of our capital stock which are, directly or indirectly, beneficially owned and owned of record by such stockholder and beneficial owner, (C) the class or series, if any, and number of options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Company or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares or other securities of the Company (each, a “Derivative Security”), which are, directly or indirectly, beneficially owned by such stockholder and beneficial owner, (D) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance—based fees) derived from any increase or decrease in the value of shares or other securities of the Company, (E) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares or other securities of the Company, (F) any rights to dividends on the shares of the Company owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Company, (G) any proportionate interest in shares of the Company or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, (H) a description of all agreements, arrangements and understandings between such stockholder or beneficial owner and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of our capital stock or Derivative Securities, (H) (x) a statement as to whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to approve the proposal and/or otherwise solicit proxies from stockholders in support of such proposal and (y) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (I) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business.

Notice of a nomination must include:

(i)

as to each person whom you propose to nominate for election as a director (A) all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder, (B) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and the person you propose to nominate for election as director and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (C) a completed and signed questionnaire, representation and agreement required by Section 11(d) of our By-Laws; and

(ii)

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and record address of such stockholder and of such beneficial owner, (B) the class or series and number of shares of our capital stock which are, directly or indirectly, beneficially owned and owned of record by such stockholder and beneficial owner, (C) the class or series, if any, and number of options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Company or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares or other securities of the Company (each, a “Derivative Security”), which are, directly or indirectly, beneficially owned by such stockholder and beneficial owner, (D) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance—based fees) derived from any increase or decrease in the value of shares or other securities of the Company, (E) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares or other securities of the Company, (F) any rights to dividends on the shares of the Company owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Company, (G) any proportionate interest in shares of the Company or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, (H) a description of all agreements, arrangements and understandings between such stockholder or beneficial owner and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of our capital stock or Derivative Securities, (I) a statement as to whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to elect such stockholder’s nominees and/or otherwise to solicit proxies from stockholders in support of such nomination, (J) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (K) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the nomination.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Such notice must also comply with all other requirements of our by-laws.

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Proponents must submit notices of proposals and nominations in writing to the following address:

Corporate Secretary

Neutral Tandem, Inc.

550 West Adams Street, Suite 900

Chicago, Illinois 60661

The Corporate Secretary will forward the notices of proposals and nominations to the Nominating and Corporate Governance Committee for consideration.

Cost of Solicitation

We pay the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, we have made arrangements with banks, brokers and other holders of record to send proxy materials to you, and we will reimburse them for their expenses in doing so.

APPENDIX A: INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our directors, nominees, officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2013 annual meeting of stockholders.

Directors and Nominees

The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “Proposal No. 1: Election of Directors” of this proxy statement. The name and business addresses of the organization of employment of our directors and nominees are as follows:

Name	Business Address
G. Edward Evans	c/o Neutral Tandem, Inc. d/b/a Inteliquent, 550 West Adams St., Suite 900, Chicago, IL 60661
Edward M. Greenberg	c/o Neutral Tandem, Inc. d/b/a Inteliquent, 550 West Adams St., Suite 900, Chicago, IL 60661
James P. Hynes	c/o Hynes Capital Resources, 115 Meadow Rd., Riverside, CT 06878
Lawrence M. Ingeneri	c/o Neutral Tandem, Inc. d/b/a Inteliquent, 550 West Adams St., Suite 900, Chicago, IL 60661
Timothy A. Samples	12914 N. 119th St., Scottsdale, AZ 85259
Rian J. Wren	c/o Neutral Tandem, Inc. d/b/a Inteliquent, 550 West Adams St., Suite 900, Chicago, IL 60661
Joseph A. Beatty	c/o Neutral Tandem, Inc. d/b/a Inteliquent, 550 West Adams St., Suite 900, Chicago, IL 60661

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with our Company, and the business address for each person is c/o Neutral Tandem, Inc. d/b/a Inteliquent, 550 West Adams St., Suite 900, Chicago, IL 60661.

Name of Director	Principal Occupation
G. Edward Evans	Chief Executive Officer
David Zwick	Chief Financial Officer and Executive Vice President
David A. Lopez	Senior Vice President, Global Sales—Voice Services
Richard L. Monto	General Counsel, Senior Vice President and Corporate Secretary
John Harrington	Senior Vice President, Litigation, Regulatory and Human Resources
Darren Burgener	Vice President, Corporate Development

Information Regarding Ownership of the Company’s Securities by Participants

The shares of our common stock beneficially owned or held as of April 2, 2013 by the persons listed above under “Directors and Nominees” and “Officers and Employees,” other than Mr. Burgener, are set forth in the section entitled “Common Stock Ownership—Beneficial Ownership Table” of this proxy statement. As of April 2, 2013, Mr. Burgener did not beneficially own any shares of our common stock.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of our common stock by the individuals who are considered “participants” between May 1, 2011 and May 1, 2013. Except as described in this proxy statement, shares of our common stock owned of record by each participant are also beneficially owned by such participant. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares (#)	Transaction Type
G. Edward Evans	6/16/11	(63)	(1)
	4/1/12	(15,724)	(1)
	5/1/12	(1,311)	(1)
	6/1/12	(1,311)	(1)
	7/1/12	(1,311)	(1)
	8/1/12	(1,311)	(1)
	8/21/12	(15,981)	(2)
	8/22/12	(15,871)	(2)
	8/23/12	(15,870)	(2)
	9/1/12	(1,311)	(1)
	10/1/12	(1,311)	(1)
	11/1/12	(1,310)	(1)
	12/1/12	(1,311)	(1)
	1/1/13	(1,694)	(1)
	2/1/13	(1,693)	(1)
	3/1/13	(1,473)	(1)
	3/15/13	32,765	(3)
	3/15/13	276,770	(4)
	4/1/13	(1,473)	(1)
	5/1/13	(1,348)	(1)

Edward M. Greenberg	5/26/11	11,680	(3)

James P. Hynes	11/16/11	18,779	(3)
	8/22/12	70,000	(5)
	11/26/12	(45,000)	(6)

Lawrence M. Ingeneri	11/16/11	18,779	(3)
	8/20/12	22,300	(5)
	8/20/12	(22,300)	(7)
	8/20/12	200	(5)
	8/20/12	(200)	(7)
	8/21/12	47,500	(5)

Timothy A. Samples	5/26/11	11,680	(3)
	11/17/11	10,000	(8)

Rian J. Wren	8/13/12	47,326	(5)
	8/13/12	(47,326)	(7)
	8/13/12	20,000	(5)
	8/13/12	(20,000)	(7)
	8/14/12	5,202	(5)
	8/14/12	(5,202)	(7)
	11/14/12	(5,000)	(2)
	11/15/12	(25,000)	(2)
	11/16/12	(20,000)	(2)
	11/28/12	21,217	(9)
	11/28/12	(52,924)	(10)
	11/28/12	52,924	(10)
Joseph A. Beatty	—	—	—

Name	Date	Number of Shares (#)	Transaction Type

David Zwick	8/9/11	75,000	(3)
	2/15/12	50,000	(3)
	8/9/12	(5,897)	(1)
	9/9/12	(492)	(1)
	10/8/12	(492)	(1)
	11/8/12	(492)	(1)
	11/28/12	75,000	(3)
	11/28/12	100,000	(4)
	11/29/12	(13,923)	(2)
	12/8/12	(492)	(1)
	1/8/13	(588)	(1)
	1/30/13	(4,705)	(1)
	2/8/13	(589)	(1)
	2/28/13	(328)	(1)
	3/8/13	(492)	(1)
	3/15/13	21,176	(3)
	3/15/13	178,882	(4)
	3/30/13	(328)	(1)
	4/9/13	(506)	(1)
	4/30/13	(337)	(1)

David A. Lopez	5/26/11	(147)	(1)
	6/26/11	(147)	(1)
	7/26/11	(147)	(1)
	8/26/11	(148)	(1)
	9/26/11	(147)	(1)
	9/30/11	(5,897)	(1)
	10/26/11	(147)	(1)
	10/30/11	(648)	(1)
	11/15/11	4,000	(8)
	11/26/11	(112)	(1)
	11/30/11	(492)	(1)
	12/26/11	(112)	(1)
	12/30/11	(492)	(1)
	1/26/12	(127)	(1)
	1/30/12	(558)	(1)
	2/15/12	50,000	(3)
	2/26/12	(112)	(1)
	2/29/12	(492)	(1)
	3/26/12	(112)	(1)
	3/30/12	(492)	(1)
	4/26/12	(112)	(1)
	4/30/12	(492)	(1)
	5/26/12	(112)	(1)
	5/30/12	(492)	(1)
	6/26/12	(112)	(1)
	6/30/12	(492)	(1)
	7/26/12	(112)	(1)
	7/30/12	(492)	(1)
	8/10/12	(15,000)	(2)
	8/22/12	(5,000)	(2)
	8/23/12	(8,000)	(2)
	8/26/12	(112)	(1)
	8/30/12	(492)	(1)
	9/26/12	(112)	(1)
	9/30/12	(492)	(1)

Name	Date	Number of Shares (#)	Transaction Type
	10/26/12	(112)	(1)
	10/30/12	(492)	(1)
	11/26/12	(112)	(1)
	11/30/12	(492)	(1)
	12/26/12	(112)	(1)
	12/30/12	(492)	(1)
	1/26/13	(134)	(1)
	1/30/13	(5,294)	(1)
	2/26/13	(112)	(1)
	2/28/13	(820)	(1)
	3/15/13	4,118	(3)
	3/15/13	34,783	(4)
	3/26/13	(112)	(1)
	3/30/13	(820)	(1)
	4/26/13	(112)	(1)
	4/30/13	(820)	(1)

Richard L. Monto	5/26/11	(214)	(1)
	6/26/11	(214)	(1)
	7/26/11	(214)	(1)
	8/26/11	(214)	(1)
	9/26/11	(214)	(1)
	9/30/11	(5,897)	(1)
	10/26/11	(214)	(1)
	10/30/11	(492)	(1)
	11/26/11	(214)	(1)
	11/30/11	(492)	(1)
	12/26/11	(214)	(1)
	12/30/11	(492)	(1)
	1/26/12	(243)	(1)
	1/30/12	(558)	(1)
	2/15/12	50,000	(3)
	2/26/12	(214)	(1)
	2/29/12	(492)	(1)
	3/26/12	(214)	(1)
	3/30/12	(492)	(1)
	4/26/12	(214)	(1)
	4/30/12	(492)	(1)
	5/26/12	(214)	(1)
	5/30/12	(492)	(1)
	6/26/12	(214)	(1)
	6/30/12	(492)	(1)
	7/26/12	(214)	(1)
	7/30/12	(492)	(1)
	8/26/12	(214)	(1)
	8/30/12	(492)	(1)
	9/26/12	(214)	(1)
	9/30/12	(492)	(1)
	10/26/12	(214)	(1)
	10/30/12	(492)	(1)
	11/26/12	(214)	(1)
	11/28/12	3,404	(9)
	11/28/12	(17,500)	(10)
	11/28/12	17,500	(10)
	11/30/12	(492)	(1)
	12/26/12	(214)	(1)
	12/30/12	(492)	(1)

Name	Date	Number of Shares (#)	Transaction Type
	1/26/13	(256)	(1)
	1/30/13	(5,294)	(1)
	2/26/13	(214)	(1)
	2/28/13	(820)	(1)
	3/15/13	7,176	(3)
	3/15/13	60,621	(4)
	3/26/13	(214)	(1)
	3/30/13	(820)	(1)
	4/26/13	(220)	(1)
	4/30/13	(843)	(1)

John Harrington	9/19/11	5,000	(8)
	2/15/12	40,000	(3)
	4/13/12	(5,897)	(1)
	5/13/12	(492)	(1)
	6/13/12	(492)	(1)
	7/13/12	(492)	(1)
	8/13/12	(492)	(1)
	9/13/12	(492)	(1)
	10/13/12	(492)	(1)
	11/13/12	(492)	(1)
	11/16/12	(5,000)	(2)
	12/13/12	(492)	(1)
	1/13/13	(588)	(1)
	1/30/13	(3,764)	(1)
	2/13/13	(492)	(1)
	2/28/13	(262)	(1)
	3/13/13	(492)	(1)
	3/15/13	7,176	(3)
	3/15/13	60,621	(4)
	3/30/13	(262)	(1)
	4/13/13	(497)	(1)
	4/30/13	(270)	(1)

Darren Burgener	3/15/13	15,000	(4)

(1)	Disposed—Shares withheld to satisfy tax obligations in connection with the vesting of restricted stock or similar awards
(2)	Disposed—Open market sale
(3)	Acquired—Restricted stock grant
(4)	Acquired—Option grant
(5)	Acquired—Option exercise
(6)	Disposed—Gift
(7)	Disposed—Same-day sale
(8)	Acquired—Open market purchase
(9)

Acquired—Restricted stock grant made because the exercise price of certain of the participant’s options could not be fully adjusted following the payment of a one-time special cash dividend by Inteliquent because of limitations of Section 409A of the Internal Revenue Code; the effect of the adjustment to the exercise price of the participant’s options and the issuance of restricted stock, taken together, provided the participant with the same economic value after the time that Inteliquent’s common stock began trading ex-dividend as the participant had immediately prior to such time

(10)

Acquired / Disposed—In order to prevent the special one-time cash dividend from diluting the value of the participant’s options issued pursuant to the 2003 Stock Incentive Plan, our Compensation Committee discretionarily reduced the exercise price of such options, subject to the limitations of Section 409A of the Internal Revenue Code; the amendment of such options to reduce the exercise price resulted in the deemed cancelation of the “old” options and the grant of replacement options

Effect of “Change in Control” on Accelerated Vesting of Certain Equity Awards

Under our 2007 Equity Incentive Plan, a “change in control” is deemed to occur if, during any period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board and any new directors whose election by Inteliquent’s stockholders was approved by at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute a majority thereof.

The 2007 Equity Incentive Plan further provides, among other things, that if there is a change in control and a participant is terminated other than for cause from being a director, officer or employee of, or from performing other services for, the Company or a subsidiary within one year after such change in control:

•	all of the participant’s options shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination; and

•	all restrictions on shares of restricted stock granted to such participant shall lapse.

In addition, the Compensation Committee has granted certain options that become fully vested and exercisable automatically upon a change in control, as well as certain shares of restricted stock whose restrictions lapse automatically upon a change in control. The table below shows the amount of such equity awards that would immediately vest for certain participants upon a “change in control” under the 2007 Equity Incentive Plan. The amounts shown assume that a change in control was effective April 2, 2013. Actual amounts vested can only be determined at the time of a change in control. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible change in control event were to occur.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Options That Would Immediately Vest Upon a “Change in Control” (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Would Immediately Vest Upon a “Change in Control” (#)
David A. Lopez	3,750	23.06	8/26/2019	—
	—	—	—	14,948
Richard L. Monto	2,995	23.06	8/26/2019	—
	—	—	—	15,761

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or the proxy statement, to our knowledge, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of Inteliquent or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the proxy statement, to our knowledge, none of the participants’ associates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or the proxy statement, to our knowledge, neither we nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as described under “Certain Relationships and Related Transactions,” to our knowledge, none of us, the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Appendix A or the proxy statement, to our knowledge, none of us, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

PRELIMINARY WHITE PROXY CARD, SUBJECT TO COMPLETION

  Neutral Tandem, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on the day before the meeting.

Vote by Internet • Log on to the Internet and go to http://proxy.georgeson.com/ • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends you vote FOR the following:

1.	Election of Directors:	01 - Rian J. Wren	02 - James P. Hynes				03 - Joseph A. Beatty			+
		04 - Lawrence M. Ingeneri	05 - G. Edward Evans				06 - Timothy A. Samples
07 - Edward M. Greenberg
	☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees		☐ For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

			For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as Neutral Tandem’s independent registered public accounting firm.		☐	☐	☐	3.	To approve, by advisory vote, named executive officer compensation.	☐	☐	☐
4.	To approve the amendment to the amended and restated certificate of incorporation in order to change the company’s name to “Inteliquent, Inc.”		☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

01N62E

‚  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ‚

Proxy — NEUTRAL TANDEM, INC.

Annual Meeting of Shareholders

            , 2013 at     :00     .M.

This proxy is solicited by the Board of Directors

The undersigned stockholder of Neutral Tandem, Inc. (“Neutral Tandem”) hereby appoints G. Edward Evans and David Zwick, and each of them acting singly, as proxies of the undersigned, with full power of substitution in each of them to vote all shares of common stock of Neutral Tandem which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Neutral Tandem, to be held in the Huron Room at the UBS Tower located at One North Wacker Drive, Chicago, Illinois 60606, on             , 2013, beginning at     :00     .m., CDT, and any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting dated             , 2013 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE BOARD’S NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS RETURNED AND NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

Continued and to be signed on reverse side